   As filed with the Securities and Exchange Commission on October 23, 1995.
                                                      REGISTRATION NO. 33-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                            SUNRISE PRESCHOOLS, INC.
                 ----------------------------------------------
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

            DELAWARE                                8351                             86-0532619
---------------------------------        ----------------------------           -------------------
  (STATE OR OTHER JURISDICTION           (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)

  9128 EAST SAN SALVADOR, SUITE 200, SCOTTSDALE, ARIZONA 85258, (602) 860-1611
--------------------------------------------------------------------------------
             (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL
               EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS)

                                 JAMES R. EVANS
                        CHAIRMAN OF THE BOARD & PRESIDENT
                        9128 EAST SAN SALVADOR, SUITE 200
                            SCOTTSDALE, ARIZONA 85258
                                 (602) 860-1611
--------------------------------------------------------------------------------
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                 WITH COPIES TO:

    CHRISTOPHER D. JOHNSON, ESQ.                    WILLIAM L. TWOMEY, ESQ.
     SQUIRE, SANDERS & DEMPSEY                         HEWITT & MCGUIRE
      TWO RENAISSANCE SQUARE                   19900 MACARTHUR BLVD., SUITE 1050
40 NORTH CENTRAL AVENUE, SUITE 2700                IRVINE, CALIFORNIA 92715
      PHOENIX, ARIZONA 85004                       TELEPHONE: (714) 798-0712
     TELEPHONE: (602) 528-4046                        FAX: (714) 798-0511
       FAX: (602) 253-8129

                         ------------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / / __________________

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / / __________________

IF THE DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. / /

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                               PROPOSED          PROPOSED
                                                                                MAXIMUM          MAXIMUM
                                                                               OFFERING         AGGREGATE       AMOUNT OF
                   TITLE OF EACH                             AMOUNT TO BE      PRICE PER        OFFERING      REGISTRATION
         CLASS OF SECURITIES TO BE REGISTERED                 REGISTERED         SHARE            PRICE            FEE
--------------------------------------------------------------------------------------------------------------------------
Series C Preferred Stock(1)                                      421,666        $15.00         $6,324,900        $2,181
--------------------------------------------------------------------------------------------------------------------------
Common Stock issuable on conversion of Series C Preferred      2,108,330          $0               $0              $0
Stock(2)
--------------------------------------------------------------------------------------------------------------------------
TOTAL ...................................................................................................        $2,181
==========================================================================================================================

1. Includes shares of Series C Preferred Stock purchased to cover over-allotments, if any, and shares issuable pursuant to the Representatives' Warrants.

2. Pursuant to Rule 416, there is also being registered hereunder a presently undeterminable number of shares of Common Stock that may be issued pursuant to the anti-dilution provisions of the Series C Preferred Stock.

===============================================================================
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
===============================================================================

                            SUNRISE PRESCHOOLS, INC.
                              CROSS REFERENCE SHEET

               (Showing Location in the Prospectus of Information
              Required by Items 1 through 23, Part I, of Form SB-2)

Item in Form SB-2                                                            Prospectus Caption
-----------------                                                            ------------------
 1.      Front of Registration Statement and Outside Front Cover of
         Prospectus .......................................................  Facing Page of Registration Statement; Outside Front
                                                                             Page of Prospectus

 2.      Inside Front and Outside Back Cover Pages of Prospectus ..........  Inside Front Cover Page of Prospectus; Outside Back
                                                                             Cover Page of Prospectus

 3.      Summary Information and Risk Factors .............................  Prospectus Summary; Risk Factors

 4.      Use of Proceeds ..................................................  Prospectus Summary; Use of Proceeds

 5.      Determination of Offering Price ..................................  Outside Front Cover Page of Prospectus; Risk Factors;
                                                                             Underwriting

 6.      Dilution .........................................................  *

 7.      Selling Stockholders .............................................  *

 8.      Plan of Distribution .............................................  Outside Front Cover Page of Prospectus; Underwriting

 9.      Legal Proceedings ................................................  *

10.      Directors, Executive Officers, Promoters and Control Persons .....  Management

11.      Security Ownership of Certain Beneficial Owners and Management ...  Principal Stockholders

12.      Description of Securities ........................................  Description of Securities

13.      Interest of Named Experts and Counsel ............................  Experts; Legal Matters

14.      Disclosure of Commission Position on Indemnification for
         Securities Act Liabilities .......................................  Description of Securities

15.      Organization Within Last 5 Years .................................  Prospectus Summary

16.      Description of Business ..........................................  Business; Risk Factors

17.      Management's Discussion and Analysis or Plan of Operation ........  Management's Discussion and Analysis of Financial
                                                                             Condition and Results of Operations

Item in Form SB-2                                                            Prospectus Caption
-----------------                                                            ------------------
18.      Description of Property ..........................................  Properties

19.      Certain Relationships and Related Transactions ...................  Certain Transactions

20.      Market for Common Equity and Related Stockholder Matters .........  Outside Front Cover Page of Prospectus; Prospectus
                                                                             Summary; Dividends; Price Range of Securities

21.      Executive Compensation ...........................................  Executive Compensation

22.      Financial Statements .............................................  Prospectus Summary; Selected Historical and Pro Forma
                                                                             Consolidated Financial Data; Financial Statements

23.      Changes in and Disagreements with Accountants on Accounting and     *
         Financial Disclosures ............................................

--------------------------

*  Omitted because Item is not applicable.


                                       IV

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED OCTOBER 23, 1995
PROSPECTUS
                            SERIES C PREFERRED STOCK

                            SUNRISE PRESCHOOLS, INC.

         The securities offered hereby are 333,333 shares of Series C Preferred Stock, $1.00 par value per share (the "Series C Preferred Stock"), which are being offered by Sunrise Preschools, Inc. (the "Company" or "Sunrise"). The Series C Preferred Stock may be redeemed by the Company upon 20 days' notice to the holders of the Series C Preferred Stock, if the average of the closing asked prices of the common stock, $.01 par value, of the Company (the "Common Stock"), for a 20 consecutive trading-day period ending within five days prior to the date redemption notice is given by the Company has equalled or exceeded 150% of the conversion price of the Series C Preferred Stock. The Series C Preferred Stock has a 9% cumulative annual dividend, which is payable quarterly. Dividends payable on the Series C Preferred Stock after the first anniversary of the first sale of Series C Preferred Stock may, at the option of the Company, be paid in shares of Common Stock having a fair market value equal to the amount of the dividend. The Series C Preferred Stock ranks junior to the Company's Series B Preferred Stock, $1.00 par value (the "Series B Preferred Stock"), in terms of dividends and liquidation rights, but senior to all other capital stock of the Company. Each share of Series C Preferred Stock is initially convertible into five shares of Common Stock at any time at the election of the holder thereof. Except as otherwise provided or required by law, the Series C Preferred Stock will vote as a single class with the holders of the Company's Common Stock and Series B Preferred Stock on all matters submitted to a vote of the stockholders of the Company. If the Company is in arrears on the payment of dividends on the Series C Preferred Stock for two or more quarters, during the continuation of such arrearage, the holders of the Series C Preferred Stock shall be entitled to elect two members to the Company's Board of Directors. For additional information regarding the rights, preferences and privileges of the Series C Preferred Stock, see "DESCRIPTION OF SECURITIES."

         The Company's Common Stock is quoted in the National Daily Quotation Service published daily by the National Quotation Bureau, Inc. under the symbol SUNR. Quotations for the Common Stock are also available through the Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol 3SUNR. On October 20, 1995, the bid and asked prices for the Common Stock were $2.25 and $2.50, respectively. The Company has applied for the listing of the Common Stock and the Series C Preferred Stock on the NASDAQ-National Market System under the symbols SUNR and SUNRP, respectively.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY NOR HAS THE COMMISSION
         OR ANY SUCH AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.
    THESE SECURITIES INVOLVE SUBSTANTIAL RISK. SEE "RISK FACTORS" ON PAGE 9.

=======================================================================================
                                         Underwriting Discounts     Proceeds to Company
                    Price to Public        and Commissions(1)                (2)
---------------------------------------------------------------------------------------
Per Share              $15.00                    $1.50                      $13.50
=======================================================================================
Total(3)               $5,000,000               $500,000                  $4,500,000
=======================================================================================

(1) Excludes a nonaccountable expense allowance payable by the Company to W.B. McKee Securities, Inc. and South Coast Financial Securities, Inc. (the "Representatives") equal to 3% of the aggregate offering price of the Series C Preferred Stock. The Company has also agreed to (i) issue warrants to the Representatives (the "Representatives' Warrants") to purchase up to 38,333 shares of Series C Preferred Stock for $18.00 per share and (ii) grant to the Representatives certain registration rights with respect to the securities underlying the Representatives' Warrants. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "UNDERWRITING."

(2) Before deducting expenses payable by the Company estimated at $323,000 ($345,500 if the Over-Allotment Option is exercised in full), including the Representatives' nonaccountable expense allowance.

(3) Assumes no exercise of the Underwriter's option, exercisable within 45 days from the date of this Prospectus, to purchase up to 50,000 additional shares of Series C Preferred Stock on the same terms, solely to cover over-allotments (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $5,750,000, $575,000 and $5,175,000, respectively. See "UNDERWRITING."

The shares of Series C Preferred Stock are offered by the Underwriters named herein subject to prior sale when, as and if accepted by the Underwriters and subject to certain conditions. The Underwriters reserve the right to reject any order in whole or in part. It is expected that delivery of the certificates representing the Series C Preferred Stock will be made against payment therefor in Phoenix, Arizona on or before _________________, 1995.

W.B. MCKEE SECURITIES, INC.               SOUTH COAST FINANCIAL SECURITIES, INC.

              The date of this Prospectus is _______________, 1995.

                       OUTSIDE FRONT COVER OF PROSPECTUS

           Sunrise Logo, which is a drawing of the sun with sun rays.

                        INSIDE FRONT COVER OF PROSPECTUS

                             [TOP CENTERED PHOTO]

     This photo shows one of the Sunrise Preschools in Phoenix, Arizona.
                 Caption: "Sunrise Preschool, Phoenix, Arizona."

                             [BOTTOM LEFT PHOTO]

    This photo shows three children and a teacher in one of the Sunrise
                            Private Kindergartens.
                    Caption: "Sunrise Private Kindergarten."

                             [BOTTOM RIGHT PHOTO]

              This photo shows three children in the classroom.
                 Caption: "Sunrise children in the classroom."


CAPTION ON BOTTOM OF PAGE:

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE PREFERRED STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

         The Company has filed with the Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits thereto, copies of which may be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof; each such statement contained herein is qualified in its entirety by such reference.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety, and particularly the information set forth in "RISK FACTORS." Unless otherwise indicated, all information related to the Company in this Prospectus assumes no exercise of the Over-Allotment Option, the Representatives' Warrants or any other presently outstanding options or warrants.

                                   THE COMPANY

         Sunrise Preschools, Inc. operates a chain of premium quality child care centers that offer comprehensive child care services primarily for children ages six weeks to twelve years. The Company operates 27 child care centers in Arizona and Hawaii. Enrollment on July 31, 1995 was approximately 2,900 children and the aggregate licensed capacity of the Company's child care centers was 3,485 children. The licensed capacity of each of the Company's child care centers can fluctuate from time to time due to changes in the center's configuration and changes in the age mix of the children enrolled. The Company offers both full and half-day programs, as well as extended hours at two of its facilities including 24-hour care at one location.

         The Company's strategy is to be a comprehensive provider of high quality child care services in demographically desirable markets. The Company intends to pursue this strategy by acquiring individual centers and small chains of community-based centers, by promoting and developing employer sponsored and other partnership child care programs and by assuring that its child care centers have high quality facilities and equipment as well as innovative learning programs. Due to the fragmented nature of the child care industry, the Company believes that it has many opportunities to pursue its strategy of acquiring individual centers and small chains of community-based centers.

         The Company differentiates itself from other child care providers by offering a comprehensive curriculum that incorporates innovative learning techniques and programs and by offering its patrons modern facilities and equipment. The Company's education-based programs emphasize the use of learning centers to enhance the child's development. The programs are designed to appeal to parents who consider education and development, rather than custodial care, as being most important in choosing a child care facility. In addition to the regular learning programs, all of the Company's child care centers offer computer-based learning programs using state-of-the-art software and a number of extra-curricular programs such as gymnastics, piano lessons and aquatic activities. Upon acquisition of new child care centers, the Company intends to implement its learning programs and curriculum and, if necessary, update and modernize the equipment and facilities of the acquired centers. The Company believes that such programs and strategies contribute significantly to revenues.

         The Company was organized under Delaware law in May 1987, and is the successor to two corporations that initially operated the Company's child care centers. Venture Educational Programs, Inc. ("Venture"), an Arizona corporation, was formed in 1980. Venture operated the first two Sunrise Preschools, which opened in September 1982 and September 1984, respectively, and also operated a child care center under another name until August 1984. An affiliated company, Sunrise Preschools, Inc., an Arizona corporation ("Sunrise Arizona"), was formed in November 1985 and operated five child care centers, which opened from January 1986 to May 1987. On May 27, 1987, Venture was merged into Sunrise Arizona, and on May 28, 1987, Sunrise Arizona was merged into the Company. The Company has one wholly owned subsidiary, Sunrise Preschools Hawaii, Inc., formed in fiscal 1990 to operate child care centers in Hawaii. Another subsidiary, Sunrise Holdings, Inc., formed in fiscal 1987 to construct the Company's child care centers, was dissolved effective September 10, 1994. As used in this Prospectus, unless the context indicates otherwise, the term "Company" refers to Sunrise Preschools, Inc., and its subsidiaries and predecessors.

         Effective February 1, 1994, a portion of the Company's operations were transferred to a Hawaii nonprofit corporation, Preschool Services, Inc. ("PSI"). Because of PSI's nonprofit status, PSI is eligible to receive certain grants and subsidies. Under a written agreement between the Company and PSI, the Company provides PSI with management and administrative services and educational programs in exchange for a management fee. See "CERTAIN TRANSACTIONS."

         The Company's principal executive offices are located at 9128 East San Salvador, Suite 200, Scottsdale, Arizona 85258, and its telephone number is
(602) 860-1611.

                                  THE OFFERING

Securities Offered ..................      333,333 shares of Series C Preferred
                                           Stock

Terms of Series C Preferred Stock ..       DIVIDENDS: Each share of Series C
                                           Preferred Stock bears a cumulative
                                           dividend of 9% per annum, payable
                                           quarterly. After the first
                                           anniversary date of the first sale of
                                           Series C Preferred Stock, dividends
                                           on the Series C Preferred Stock are
                                           payable at the option of the Company
                                           in shares of Common Stock having a
                                           fair market value equal to the amount
                                           of the dividend. The Series C
                                           Preferred Stock is junior in dividend
                                           and liquidation rights to the
                                           Company's Series B Preferred Stock,
                                           but senior to all other series of
                                           preferred stock or other capital
                                           stock of the Company.

                                           CONVERSION: Each share of Series C
                                           Preferred Stock is convertible into
                                           five shares of Common Stock at the
                                           option of the holder thereof.

                                           ANTI-DILUTION: The conversion ratio
                                           of the Series C Preferred Stock is
                                           subject to anti-dilutive adjustments
                                           to reflect (i) issuance of shares of
                                           Common Stock (or common stock
                                           equivalents) at less than the then
                                           current conversion price of the
                                           Series C Preferred Stock, (ii) stock
                                           splits, stock dividends and stock
                                           combinations, (iii) distributions of
                                           assets to holders of Common Stock,
                                           (iv) capital reorganizations and
                                           reclassifications, and (v)
                                           consolidations, mergers, or a sale of
                                           all or substantially all of the
                                           assets of the Company.

                                           REDEMPTION: Subject to the holders'
                                           rights to convert to Common Stock,
                                           the Company may redeem the Series C
                                           Preferred Stock if the average of the
                                           closing asked prices of the Common
                                           Stock for a 20 consecutive
                                           trading-day period ending within
                                           five days prior to the date
                                           redemption notice is given by the
                                           Company has equalled or exceeded
                                           150% of the conversion price of the
                                           Series C Preferred Stock.

                                           VOTING RIGHTS: Except as otherwise
                                           provided or as required by law, the
                                           holders of the Series C Preferred
                                           Stock will vote as a single class
                                           with the holders of the Common Stock
                                           and the Series B Preferred Stock on
                                           all matters submitted to a vote of
                                           stockholders of the Company. The
                                           holders of the Series C Preferred
                                           Stock will be entitled to vote as a
                                           separate class with respect to
                                           certain matters, including the
                                           approval of (i) any merger or
                                           consolidation of the Company, (ii)
                                           any sale of all or substantially all
                                           of the assets of the Company and
                                           (iii) any liquidation or dissolution
                                           of the Company.

                                           BOARD REPRESENTATION: If the Company
                                           is in arrears in the payment of
                                           dividends on the Series C Preferred
                                           Stock for two or more quarters,
                                           during the continuation of such
                                           arrearage, the holders of the Series
                                           C Preferred Stock will be entitled to
                                           elect two members to the Company's
                                           Board of Directors.

                                           LIQUIDATION: In the event of a
                                           liquidation or dissolution of the
                                           Company, the holders of the Series C
                                           Preferred Stock will be entitled to a
                                           preferential payment of the original
                                           purchase price of the Series C
                                           Preferred Stock plus accrued but
                                           unpaid dividends prior to any
                                           distribution to holders of the
                                           Company's Common Stock, subject to
                                           prior payment of a liquidation
                                           preference to the holders of the
                                           Series B Preferred Stock.

                                           For additional information on the
                                           rights, privileges and preferences of
                                           the Series C Preferred Stock, see
                                           "DESCRIPTION OF SECURITIES."

Stock Outstanding Before Offering .....    2,935,894 shares of Common Stock(1)
                                           500,000 shares of Series B Preferred Stock(2)

Stock Outstanding After Offering.......    2,935,894 shares of Common Stock(1)(3)
                                           500,000 shares of Series B Preferred Stock
                                           333,333 shares of Series C Preferred Stock(4)

Estimated Net Proceeds ................    $4,177,000. See "USE OF PROCEEDS."(5)

                                                  (Footnotes on following page.)

Use of Proceeds .......................    The Company intends to use the
                                           proceeds of this offering (i) to
                                           acquire, open and equip additional
                                           child care centers, (ii) to repay
                                           certain indebtedness, (iii) to pay
                                           accrued dividends on the Series B
                                           Preferred Stock and (iv) for general
                                           corporate purposes. See "USE OF
                                           PROCEEDS."

Risk Factors ..........................    Investment in the Series C Preferred
                                           Stock involves a high degree of risk.
                                           See "RISK FACTORS."

Current Quotation Symbols                  SUNR(6)
      for Common Stock ................    3SUNR(7)

Proposed NASDAQ-NMS Symbol
      for Common Stock ................    SUNR

Proposed NASDAQ-NMS Symbol for
      Series C Preferred Stock ........    SUNRP

-----------------

(1) As of September 30, 1995. Does not include (i) 755,000 shares of Common Stock reserved for issuance upon exercise of options and warrants previously issued by the Company, (ii) Common Stock issuable in connection with the Series A Preferred Stock, (iii) 500,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock and (iv) up to 62,500 shares of Common Stock issuable upon exercise of Common Stock Purchase Warrants (the "Warrants") issued by the Company. See "EXECUTIVE COMPENSATION -- Stock Option Plans," "DESCRIPTION OF SECURITIES" and "UNDERWRITING." See also Note 7 of Notes to Consolidated Financial Statements.

(2) In connection with a Preferred Share Rights Agreement dated February 10, 1995, the Company authorized a series of 5,000 shares of Series A Participating Preferred Stock (the "Series A Preferred Stock"). No shares of Series A Preferred Stock have been issued by the Company. See "DESCRIPTION OF SECURITIES -- Preferred Stock -- Series A Participating Preferred Stock."

(3) Does not include Common Stock issuable (i) upon conversion of the Series C Preferred Stock issued in this offering, (ii) upon conversion of the Series C Preferred Stock underlying the Over-Allotment Option,
         (iii) upon conversion of the Series C Preferred Stock underlying the Representatives' Warrants, or (vi) upon exercise of options which have been or may be granted in the future under the Company's Stock Option Plans. See "EXECUTIVE COMPENSATION -- Stock Option Plans," "DESCRIPTION OF SECURITIES" and "UNDERWRITING."

(4) Does not include Series C Preferred Stock issuable upon exercise of (i) the Over-Allotment Option or (ii) the Representatives' Warrants. See "UNDERWRITING."

(5) Does not include proceeds from exercise of (i) the Over-Allotment Option or (ii) the Representatives' Warrants. See "UNDERWRITING."

(6) As quoted in the National Daily Quotation Service published by the National Quotation Bureau, Inc.

(7) As quoted on the Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc.

          SUMMARY CONSOLIDATED FINANCIAL, PRO FORMA AND OPERATING DATA (IN THOUSANDS, EXCEPT PER SHARE AND CHILD CARE CENTER DATA)

                                                                     Year Ended July 31,
                                                            --------------------------------------
                                                             1995            1994           1993
                                                            ------         -------         -------
SELECTED STATEMENT OF OPERATIONS DATA:
  Operating revenue ................................        $9,715         $10,625         $11,042
  Operating expenses ...............................         9,104          10,147          10,864
                                                            ------         -------         -------
  Income from operations ...........................        $  611         $   478         $   178
                                                            ======         =======         =======
  Net income .......................................        $  807         $   881         $   114
                                                            ======         =======         =======
  Net income available for common stock ............        $  757         $   831         $    64
                                                            ======         =======         =======
  Net income per share(1)
    Primary ........................................        $  .29         $   .33         $   .03
                                                            ======         =======         =======
    Fully diluted ..................................        $  .25         $   .29         $   .03
                                                            ======         =======         =======
  Weighted average shares outstanding(1)

    Primary ........................................         2,621           2,495           2,436
    Fully diluted ..................................         3,208           3,045           2,436
SELECTED PRO FORMA STATEMENT OF OPERATIONS DATA(2):

  Operating revenue ................................                       $ 9,663         $ 9,583
  Operating expenses ...............................                         8,984           9,087
                                                                           -------         -------
  Income from operations ...........................                       $   679         $   496
                                                                           =======         =======
  Net income .......................................                       $ 1,101         $   450
                                                                           =======         =======
  Net income available for common stock ............                       $ 1,051         $   400
                                                                           =======         =======
  Net income per share(1)
    Primary ........................................                       $   .42         $   .16
                                                                           =======         =======
    Fully diluted ..................................                       $   .36         $   .16
                                                                           =======         =======
  Weighted average shares outstanding(1)
    Primary ........................................                         2,495           2,436
    Fully diluted ..................................                         3,045           2,436
SELECTED CHILD CARE CENTER DATA:
  Number of centers (end of year) ..................            27              27              23
  Approximate licensed center capacity (end of year)         3,485           3,408           3,344
  Average percentage occupancy(3) ..................          76.7%           78.3%           78.8%
  Average weekly tuition rate(4) ...................        $   97         $    94         $    92

                                                                 July 31, 1995
                                                           -------------------------
SELECTED BALANCE SHEET DATA:                               Actual     As Adjusted(5)
                                                           ------     --------------
  Cash and cash equivalents ......................         $  581         $4,016
  Working capital ................................            211          4,028
  Total assets ...................................          3,334          6,769
  Dividends payable on preferred stock ...........            266              0
  Notes payable and capital leases ...............            566             90
  Stockholders' equity ...........................          1,383          5,560

----------

(1)      See Note 2 of Notes to Consolidated Financial Statements.

(2) Pro forma information presented as if the PSI Agreement was in effect as of the beginning of each year presented. The results of fiscal 1995 include the effects of the PSI Agreement. Therefore, no pro forma information is presented for that year. See Note 3 of Notes to Consolidated Financial Statements.

(3) The average percentage occupancy is calculated by dividing operating revenues for all of the Company's centers (other than centers operated on a management fee basis) for the respective years by the product of
         (i) the licensed capacity for all of the Company's centers (other than those operated on a management fee basis) and (ii) the average of the basic tuition rate for full-time four year old children at all such centers for the respective years based on 50 weeks of attendance per year.

(4) The average weekly tuition rate is the average basic public tuition rate for full-time four year old children at all centers (other than centers operated on a management fee basis).

(5) Adjusted to reflect the sale of 333,333 shares of Series C Preferred Stock hereby, assuming no exercise at the Over-Allotment Option or the Representatives' Warrants and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. See "USE OF PROCEEDS" and "UNDERWRITING."

                                  RISK FACTORS

         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO, PRIOR TO MAKING AN INVESTMENT IN THE COMPANY.

         1. Competition. The child care industry is highly fragmented and competitive, and Phoenix, Arizona is one of the most competitive markets in the United States. The Company competes with child care centers owned by national chains as well as child care facilities operated by local, community and church-affiliated profit and non-profit organizations. Some of the non-profit child care centers that the Company competes with are supported to a large extent by endowments, charitable contributions and other forms of subsidies, and consequently charge less for their services than the Company. In addition, the Company competes with individually owned proprietary child care centers, licensed and unlicensed child care homes, in-home individual child care providers, public schools and businesses that provide child care for their employees. A number of the Company's competitors have substantially greater resources than the Company. See "BUSINESS -- Competition."

         2. Adverse Publicity. Some providers of child care have received negative publicity concerning alleged child abuse, inadequate supervision and on-site accidents. Although the Company has not been the subject of any adverse publicity, any such publicity, whether accurate or not, could result in decreased enrollment and have a material adverse effect on the Company.

         3. Insurance. In addition to general liability insurance, the Company maintains insurance coverage for child physical and sexual abuse claims, which is subject to an annual aggregate limitation of $250,000. Recently, some operators of child care centers, including the Company, have experienced greater difficulty in obtaining such insurance at reasonable rates. Although the Company has never had a claim for child physical or sexual abuse, there can be no assurance that insurance for child physical and sexual abuse will continue to be available to the Company in the future or that increased premiums for such insurance will not require the Company to increase the cost of providing child care services. If such insurance is not available to the Company, or if amounts of coverage are not adequate, the Company may be materially and adversely affected. See "BUSINESS -- Insurance."

         4. Seasonal Fluctuations. Child care centers, including those of the Company, experience decreased enrollment, and therefore decreased revenue, in the summer months and around certain major holidays. There can be no assurance that Company programs designed to increase enrollment in the summer will be successful. See "BUSINESS -- Curricula and Programs."

         5. Government Regulation. Child care centers must comply with various state and local statutes and regulations. Centers are periodically inspected by state agencies to review adherence to child care standards, including, among other things, staffing, cleanliness and safety standards. The Company has not experienced any difficulty in complying with various government regulations. Additional regulations or changes in existing regulations might impose additional compliance costs on the Company, which could have a material adverse effect on the Company. In addition, certain tax laws presently provide for certain credits and other incentives relating to child care costs. Changes in such tax laws could have a material adverse effect on the Company. See "BUSINESS -- Government Regulation."

         6. Geographic Concentration. Currently, all of the child care centers operated by the Company are located in Arizona and Hawaii. The success of such operations is therefore dependant to some extent on the economies of such regions. If these geographic areas experience an economic downturn or recession, the Company's financial condition and business prospects could be materially and adversely affected.

         7. Expansion. The Company intends to continue to open new child care centers and to acquire individual and community-based chains of child care centers. In addition, the Company plans to continue to expand its operations through various partnership and contractual relationships with third parties. Although the Company's current operations are based primarily in Arizona and Hawaii, the Company's current expansion plans include considering opportunities in the southwestern United States as well as in other geographic regions of the country. There can be no assurance that the Company will achieve its planned expansion or that its expansion will be profitable. The success of the Company's expansion program will depend on a number of factors, many of which may be beyond the Company's control, including the availability of sufficient capital, the identification of appropriate acquisition candidates and suitable build-to-suit child care center sites, the Company's ability to attract, train and retain qualified employees and management, the continuing profitability of existing operations, the successful management of planned growth and the ability of the Company to operate new child care centers in a profitable manner. Although the Company currently intends to lease from third parties newly constructed child care facilities developed for the Company rather than undertaking its own construction, if the Company were to undertake its own construction, there can be no assurance that it could construct its child care centers on a cost-effective basis or that appropriate financing could be obtained. Construction of child care centers is subject to the risk of delays and cost overruns, and such occurrences could have a material adverse effect on the Company. See "BUSINESS -- Expansion."

         8. Use of Proceeds; Broad Discretion in Application. The proceeds allocated to each category under "USE OF PROCEEDS" are estimates only and Company management will have broad discretion in the application of such funds. See "USE OF PROCEEDS."

         9. Dependence Upon Key Personnel. The success of the Company will be largely dependent upon the efforts and abilities of James R. Evans, President and Chairman of the Board, and Barbara L. Owens, Executive Vice President, Secretary and Treasurer. See "MANAGEMENT." The Company has employment agreements with Mr. Evans and Ms. Owens. The Company also maintains for its benefit key man life insurance on Mr. Evans in the amount of $1,000,000. Nevertheless, the loss of the services of Mr. Evans or Ms. Owens could have a material adverse effect on the Company. See "EXECUTIVE COMPENSATION -- Employment Contracts." In addition, the Company's success is also dependent upon its ability to hire additional qualified personnel, and there can be no assurance that the Company will be able to hire or retain qualified personnel.

         10. Charter and Bylaw Provisions. Among other matters, certain provisions of the Company's Restated Certificate of Incorporation and Bylaws limit or eliminate director liability for certain actions and require approval of greater than 50% of the shares eligible to vote on certain matters. The Company has also adopted a shareholder rights plan designed to deter coercive or abusive takeover attempts. These and other provisions could, under certain circumstances, prevent redress by stockholders for certain actions taken by the directors and management and make it more difficult for an outsider to obtain control of the Company. See "DESCRIPTION OF SECURITIES."

         11. No Assurance of Public Market; Arbitrary Offering Price. Prior to this offering there has been no public market for the Series C Preferred Stock and only a limited market for the Common Stock. There can be no assurance that a market will develop following this offering for the Series C Preferred Stock or that, if developed, such market will be sustained. The price at which the shares of Series C Preferred Stock are being offered to the public has been determined by negotiation between the Company and the Representatives. Among the factors considered in determining the price of the Series C Preferred Stock were the Company's current financial condition and prospects and the general condition of the securities market. However, the public offering price of the Series C Preferred Stock does not necessarily bear any relationship to the Company's assets, book value, earnings or any other established criterion of value.

         12. No Dividends. The Company has not paid any dividends on its Common Stock since its inception, and it is not anticipated that any such dividends will be paid in the foreseeable future. In addition, no dividends have been paid to date on the Series B Preferred Stock of the Company, which accrues dividends at the rate of $.10 per share per annum. The Series C Preferred Stock ranks junior in terms of dividends to the Series B Preferred Stock and all dividends payable on the Series B Preferred Stock must be paid prior to the payment of dividends on the Series C Preferred Stock. Because the Company currently has accrued but unpaid dividends payable on the Series B Preferred Stock totalling approximately $265,833, no dividends may be paid on the Series C Preferred Stock until such accrued but unpaid dividends are paid to the holders of the Series B Preferred Stock. The Company plans to use a portion of the proceeds of this offering to pay the accrued dividends payable on the Series C Preferred Stock. In addition, certain credit agreements with the Company's lender restrict the ability of the Company to pay dividends. See "DIVIDENDS," "USE OF PROCEEDS" and "DESCRIPTION OF SECURITIES."

                                    DIVIDENDS

         The Company has never paid a dividend on its Common Stock. The Company presently does not anticipate paying any dividends on its Common Stock in the foreseeable future. Pursuant to the terms of the Series C Preferred Stock, the Company is obligated to pay a cumulative annual dividend of 9% to the holders of the Series C Preferred Stock. One year after the date of the first issuance of shares of Series C Preferred Stock, the Company may, in its discretion, elect to pay dividends on the Series C Preferred Stock in shares of Common Stock having a fair market value equal to the amount of the dividend. The Series C Preferred Stock ranks junior to the Series B Preferred Stock of the Company and, consequently, all dividends payable on the Series B Preferred Stock must be current prior to the payment of any dividends on the Series C Preferred Stock. The annual dividend rate of the Series B Preferred Stock is $.10 per share, which currently amounts to $50,000 per year in the aggregate based on 500,000 issued and outstanding shares of Series B Preferred Stock. As of July 31, 1995, accrued but unpaid dividends payable on the Series B Preferred Stock were $265,833. In addition, the Company has a credit facility with a bank pursuant to which it may borrow up to $500,000. As of September 30, 1995, approximately $80,000 had been borrowed under the working capital line portion of this credit facility. Pursuant to the terms of the credit facility, the Company may not pay any dividends, including dividends on the Series C Preferred Stock, without the consent of the bank. Furthermore, under Delaware corporate law, the Company may be prohibited in certain circumstances from paying dividends (whether in cash or otherwise). See "RISK FACTORS" and "DESCRIPTION OF SECURITIES."

                            PRICE RANGE OF SECURITIES

         Trading activity with respect to the Company's Common Stock has been limited. A public trading market having the characteristics of depth, liquidity and orderliness depends upon the existence of market makers as well as the presence of willing buyers and sellers, which are circumstances over which the Company does not have control.

         The Common Stock was registered under Section 12(g) of the Exchange Act in 1987. From September 11, 1987 until January 27, 1991, when the National Association of Securities Dealers Automated Quotation System ("NASDAQ") changed its listing requirements, the Common Stock was listed on NASDAQ under the symbol SUNR. Subsequent to such date, the Common Stock has been quoted in the National Daily Quotation Service ("Pink Sheets") published daily by the National Quotation Bureau, Inc. under the symbol SUNR. Quotations are also available through the Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol 3SUNR. The following table sets forth the high and low bid prices for the Common Stock based on closing transactions during each specified period as reported by the National Quotation Bureau, Inc., which prices reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions:

            Fiscal 1994                     High             Low
                                           ------           -----
               First Quarter               $1.000           $.750
               Second Quarter               1.250            .875
               Third Quarter                1.500            .750
               Fourth Quarter               1.625           1.250

            Fiscal 1995                     High            Low
                                           ------          ------
               First Quarter               $1.375          $1.000
               Second Quarter               1.688            .938
               Third Quarter                1.563           1.125
               Fourth Quarter               2.625           1.250

         There were approximately 270 record holders and 660 beneficial holders of the Company's Common Stock as of September 30, 1995. On October 20, 1995, the bid and asked prices for the Common Stock were $2.25 and $2.50, respectively.

         The Company has applied to the NASDAQ-National Market System for listing of the Series C Preferred Stock and the Common Stock upon completion of this offering.

                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of the 333,333 shares of Series C Preferred Stock offered hereby, assuming an offering price of $15 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, are estimated to be $4,177,000 ($4,829,500 if the Over-Allotment Option is exercised in full). The Company intends to use approximately $3,358,000 of the proceeds to acquire, open and equip additional child care centers. The exact number of additional child care centers will necessarily vary depending on the opportunities available to the Company. See "BUSINESS -- Expansion." The Company expects to use approximately $476,000 to repay outstanding indebtedness that was incurred for the purchase of vehicles and equipment (which indebtedness, as of July 31, 1995, had a weighted average interest rate of approximately 11.9% and a weighted average maturity of approximately 5.3 years). The Company will also use approximately $266,000 of the proceeds to pay the dividends payable on the Series B Preferred Stock. See "RISK FACTORS" and "DIVIDENDS". The balance of the net proceeds will be added to working capital for general corporate purposes. Until applied as set forth above, all proceeds will be invested in short-term investment grade instruments or bank certificates of deposit. Investment of the net proceeds in short-term securities rather than operations could adversely affect the Company's overall return on its capital.

         The foregoing represents the Company's present intentions with respect to the allocation of the proceeds of this offering based upon its present plans and business conditions. However, there is no assurance that unforeseen events or changed business conditions will not result in the application of the proceeds of this offering in a manner other than as described in this Prospectus. See "RISK FACTORS."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of July 31, 1995, and as adjusted to give effect to the sale of the 333,333 shares of Series C Preferred Stock offered hereby at an assumed offering price of $15 per share and after deducting underwriting discounts and commissions, offering expenses payable by the Company and the application of the estimated net proceeds therefrom.

                                                                                      July 31, 1995
                                                                              -----------------------------
                                                                                Actual       As Adjusted(1)
                                                                              -----------    --------------
Dividends payable on Series B Preferred Stock ............................    $   265,833     $         -
Current portion of notes payable and capital leases ......................        136,618          21,042
                                                                              -----------     -----------
                                                                              $   402,451     $    21,042
                                                                              ===========     ===========
Notes payable and capital leases, net of current portion .................    $   429,402     $    68,978
                                                                              -----------     -----------
Stockholders' Equity:
Preferred Stock, $1.00 par value, 1,000,000 shares authorized
Series A Participating Preferred Stock, $1.00 par value,
  5,000 shares authorized, no shares issued or outstanding ...............              -               -
Series B Preferred Stock, $1.00 par value,
  500,000 shares authorized, 500,000 shares issued and outstanding .......        500,000         500,000
Series C Preferred Stock, $1.00 par value,
  421,666 shares authorized, 333,333 outstanding as adjusted for
  this offering ..........................................................              -         333,333
Common Stock, $.01 par value, 10,000,000 shares authorized,
  2,935,894 shares issued and outstanding(2) .............................         29,359          29,359
Paid-In Capital ..........................................................      3,602,406       7,445,073
Accumulated Deficit ......................................................     (2,748,441)     (2,748,441)
                                                                              -----------     -----------
    Total Stockholders' Equity ...........................................      1,383,324       5,559,324
                                                                              -----------     -----------
    Total Capitalization .................................................    $ 1,812,726     $ 5,628,302
                                                                              ===========     ===========

----------

(1) Adjusted to reflect the sale of 333,333 shares of Series C Preferred Stock hereby, assuming no exercise of the Over-Allotment Option or the Representatives' Warrants and after deducting the underwriting discount and estimated offering expenses payable by the Company. See "USE OF PROCEEDS" and "UNDERWRITING."

(2) As of September 30, 1995. Does not include (i) 755,000 shares of Common Stock reserved for issuance upon exercise of options and warrants previously issued by the Company, (ii) Common Stock issuable in connection with the Series A Preferred Stock, (iii) 500,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock and (iv) up to 62,500 shares of Common Stock issuable upon exercise of the Warrants. See "EXECUTIVE COMPENSATION -- Stock Option Plans,
         " "DESCRIPTION OF SECURITIES" and "UNDERWRITING." See also Note 7 of Notes to Consolidated Financial Statements.

          SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA


         The following table presents selected historical and pro forma consolidated financial data for the fiscal years ended July 31, 1995 and 1994. The historical financial data is derived from the consolidated financial statements of the Company which have been audited by Arthur Andersen LLP, independent public accountants, and should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the consolidated financial statements of the Company and related notes included in this Prospectus. The selected financial information for the fiscal year ended July 31, 1993 is derived from audited consolidated financial statements that are not included in this Prospectus.

                                                                         Year Ended July 31,
                                                          ----------------------------------------------
                                                              1995             1994              1993
                                                          -----------      ------------      -----------
  STATEMENT OF OPERATIONS DATA:
  Operating revenue ..................................    $ 9,715,023      $ 10,625,044      $11,041,811
                                                          -----------      ------------      -----------
  Operating expenses
     Payroll .........................................      4,730,962         5,443,665        5,796,838
     Facilities and maintenance ......................      2,975,916         3,303,949        3,661,277
     General and administrative ......................      1,396,660         1,399,790        1,406,206
                                                          -----------      ------------      -----------
  Total operating expenses ...........................      9,103,538        10,147,404       10,864,321
                                                          -----------      ------------      -----------
  Income from operations .............................        611,485           477,640          177,490
  Other income (expense)                                      (24,633)          (72,349)         (63,771)
                                                          -----------      ------------      -----------
  Income before income taxes .........................        586,852           405,291          113,719
  Income tax benefit .................................        220,000           475,358                -
                                                          -----------      ------------      -----------
  Net income .........................................    $   806,852      $    880,649      $   113,719
                                                          ===========      ============      ===========
  Net income available for common stock ..............    $   756,852      $    830,649      $    63,719
                                                          ===========      ============      ===========
  Primary earnings per share(1) ......................    $       .29      $        .33      $       .03
                                                          ===========      ============      ===========
  Fully diluted earnings per share(1) ................    $       .25      $        .29      $       .03
                                                          ===========      ============      ===========
  PRO FORMA STATEMENT OF OPERATIONS DATA(2):
  Operating revenue ..................................                     $  9,662,959      $ 9,582,979
                                                                           ------------      -----------
  Operating expenses
     Payroll .........................................                        4,869,501        5,030,113
     Facilities and maintenance ......................                        2,825,368        2,819,942
     General and administrative ......................                        1,288,940        1,237,106
                                                                           ------------      -----------
  Total operating expenses ...........................                        8,983,809        9,087,161
                                                                           ------------      -----------
  Income from operations .............................                          679,150          495,818
  Other income (expense) .............................                          (53,273)         (45,771)
                                                                           ------------      -----------
  Income before income taxes .........................                          625,877          450,047
  Income tax benefit .................................                          475,358                -
                                                                           ------------      -----------
  Net income .........................................                     $  1,101,235      $   450,047
                                                                           ============      ===========
  Net income available for common stock ..............                     $  1,051,235      $   400,047
                                                                           ============      ===========
  Primary earnings per share(1) ......................                     $        .42      $       .16
                                                                           ============      ===========
  Fully diluted earnings per share(1) ................                     $        .36      $       .16
                                                                           ============      ===========
  SELECTED CHILD CARE CENTER DATA:
    Number of centers (end of year) ..................             27                27               23
    Approximate licensed center capacity (end of year)          3,485             3,408            3,334
    Average percentage occupancy(3) ..................           76.7%             78.3%            78.8%
    Average weekly tuition rate(4) ...................            $97               $94              $92

                                                  (Footnotes on following page.)

----------
(1)      See Note 2 of Notes to Consolidated Financial Statements.

(2) Pro forma information is presented as if the PSI Agreement was in effect as of the beginning of each year presented. The results of fiscal 1995 include the effects of the PSI Agreement. Therefore, no pro forma information is presented for that year. See Note 3 of Notes to Consolidated Financial Statements.

(3) The average percentage occupancy is calculated by dividing operating revenues for all of the Company's centers (other than centers operated on a management fee basis) for the respective years by the product of
         (i) the licensed capacity for all of the Company's centers (other than those operated on a management fee basis) and (ii) the average of the basic tuition rate for full-time four year old children at all such centers for the respective years based on 50 weeks of attendance per year.

(4) The average weekly tuition rate is the average basic public tuition rate for full-time four year old children at all centers (other than centers operated on a management fee basis).

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

                              RESULTS OF OPERATIONS

         During fiscal 1994, a portion of the Company's operations were transferred to PSI, a Hawaii nonprofit corporation. See "CERTAIN TRANSACTIONS." The Company provides PSI with management, administration and educational programs for PSI's child care centers and leases substantially all of the equipment and other property necessary for the operation of the related child care centers to PSI under an Administrative Services Agreement, License and Equipment Lease (the "PSI Agreement"). For fiscal 1995 and 1994, the administrative fees totalled $42,000 and $25,000, respectively. The Company has agreed to defer future administrative fees and lease payments due from PSI (which in the aggregate are approximately $170,000 annually) until such time as PSI's cash flow is adequate to fund these fees, which the Company estimates will occur no sooner than 1998. In connection with this deferral, the accumulated amounts due from PSI at July 31, 1995 have been converted to a promissory note equal to the present value of the expected future payments to be received. This resulted in a reduction in the outstanding receivable balance, through a charge to the provision for bad debts of $176,500. The promissory note bears interest at 8%, with monthly payments due beginning January 1998 through July 2002. See
Note 3 of Notes to Consolidated Financial Statements.

         FISCAL YEAR ENDED JULY 31, 1995, COMPARED TO FISCAL YEAR ENDED JULY 31, 1994

         As a result of the transfer of a portion of the Company's operations to PSI effective February 1, 1994, the Company has used the pro forma financial statements set forth below for fiscal 1994, as adjusted as if the PSI Agreement was in effect as of August 1, 1993, as the basis for the comparison of operating results. See Note 3 of Notes to Consolidated Financial Statements.

                                                          Year Ended July 31,
                                          ---------------------------------------------------
                                                    1995                 1994 (Pro forma)
                                          ------------------------   ------------------------
                                                             % of                       % of
                                            Dollars        Revenue     Dollars        Revenue
                                          -----------      -------   -----------      -------
Operating revenue ....................    $ 9,715,023       100.0%   $ 9,662,959       100.0%
                                          -----------       -----    -----------       -----
Operating expenses:
  Payroll ............................      4,730,962        48.7      4,869,501        50.4
  Facilities and maintenance .........      2,975,916        30.6      2,825,368        29.2
  General and administrative .........      1,396,660        14.4      1,288,940        13.3
                                          -----------       -----    -----------       -----
Total operating expenses .............      9,103,538        93.7      8,983,809        92.9
                                          -----------       -----    -----------       -----
Income from operations ...............        611,485         6.3        679,150         7.1
Other income (expense) ...............        (24,633)       (0.3)       (53,273)       (0.6)
                                          -----------       -----    -----------       -----
Income before income taxes ...........        586,852         6.0        625,877         6.5
Income tax benefit ...................        220,000         2.3        475,358         4.9
                                          -----------       -----    -----------       -----
Net income ...........................    $   806,852         8.3%   $ 1,101,235        11.4%
                                          ===========       =====    ===========       =====

         Operating revenue for fiscal 1995 was $9,715,023, an increase of $52,064 or .5% over pro forma revenue of $9,662,959 during fiscal 1994. The increase was due primarily to a moderate tuition increase during the year, along with slightly higher enrollment levels during fiscal 1995.

         Operating expenses for fiscal 1995 were $9,103,538 (93.7% of revenue), an increase of $119,729 or 1.3% from pro forma operating expenses of $8,983,809 (92.9% of revenue) during fiscal 1994. This increase was due to an increase in facilities and maintenance costs and general and administrative expenses, partially offset by a decrease in payroll expense.

         Payroll expense for fiscal 1995 was $4,730,962 (48.7% of revenue), a decrease of $138,539 or 2.9% from pro forma payroll expense of $4,869,501 (50.4% of revenue) during fiscal 1994. This decrease reflects the continuing benefit of changes made during the third quarter of fiscal 1994 which included more efficient scheduling of personnel at the schools, attrition and the elimination of several positions at the corporate level. This decrease also reflects the Company's decision, in May 1995, to outsource its maintenance operations. Accordingly, the Company now pays a monthly fee for maintenance services, which is included in facilities and maintenance costs, rather than paying for staffing directly as part of payroll expense. This resulted in a decrease in maintenance department salaries of approximately $14,000.

         Facilities and maintenance costs for fiscal 1995 were $2,975,916 (30.6% of revenue), an increase of $150,548 or 5.3% from pro forma facilities and maintenance costs of $2,825,368 (29.2% of revenue) during fiscal 1994. This increase is primarily due to an increase of $75,775 in depreciation expense as a result of the purchase of additional assets (primarily vans) during the year. The other significant increases in facilities and maintenance costs were in rent expense, which increased $72,832 due to moderate rent increases at several schools; and in maintenance service costs, which increased $14,000 due to the Company's decision, in May 1995, to outsource its maintenance operations. These increases were partially offset by small decreases in other costs, such as utilities, security services and auto leases.

         General and administrative expenses for fiscal 1995 were $1,396,660 (14.4% of revenue), an increase of $107,720 or 8.4% from pro forma general and administrative expense of $1,288,940 (13.3% of revenue) during fiscal 1994. The increase is primarily the result of the $176,500 writedown of amounts receivable from PSI discussed above, the write-off of a receivable on building space subleased by the Company to an unrelated third party and slightly higher write-offs of receivables at certain schools. These increases were offset by decreases in the following areas: professional fees decreased $45,386 due to nonrecurring costs incurred in fiscal 1994 such as legal fees incurred as a result of pursuing additional business opportunities, temporary professional help and computer consulting fees related to a computer conversion; advertising (including yellow pages, promotions and media costs) decreased by $32,818, travel and entertainment expenses decreased by $18,119, and other areas, such as supplies and bank charges, experienced moderate declines.

         Other income for fiscal 1995 increased $13,231 from fiscal 1994 due to gain on sale of fixed assets, primarily vans, traded in during the year. Net interest expense decreased $15,409, partially due to higher interest income and partially due to lower interest expense resulting from lower average interest rates on the Company's notes payable and capital leases.

         Net income for the year ended July 31, 1995 was $806,852 ($0.29 per share) compared to pro forma net income of $1,101,235 ($0.42 per share) for the year ended July 31, 1994. This decrease is due to a reduction in the income tax benefit, from $475,358 in fiscal 1994 to $220,000 in fiscal 1995, as well as a slight decline in income from operations due to a $176,500 write-down of the receivable due from PSI.

         SFAS 109 requires that deferred tax assets and liabilities be recorded to reflect the differences between the financial statement and tax bases of assets and liabilities at the tax rates in effect when these differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that the deferred tax assets will not be realized.

         At July 31, 1994, it was determined that the valuation allowance should be reduced by $475,358. At July 31, 1995, it was determined that the valuation allowance should be reduced by an additional $220,000. These determinations were based primarily on the improvement in the Company's net income over the past four fiscal years, particularly during fiscal 1994 and 1995. In addition, the Company's net operating loss carryforwards, which comprise 64% of the Company's total deferred tax assets at July 31, 1995, do not expire until 2004-06. Accordingly, management believes that it is more likely than not that the Company will generate sufficient taxable income to realize these future tax benefits. The changes in the valuation allowance resulted in the Company realizing an additional deferred tax asset of $220,000 at July 31, 1995, and income tax benefits totaling $220,000 during fiscal 1995.

         If the Company is unable to generate sufficient taxable income in the future through operating results, increases in the valuation allowance will be required through a charge to expense. If, however, the Company achieves sufficient profitability to use all of the deferred tax assets, the valuation allowance will continue to be reduced and reflected as an income tax benefit in future periods.

SEASONALITY AND QUARTERLY RESULTS

         The following table reflects certain selected unaudited quarterly operating results for each quarter of fiscal 1995 and certain selected unaudited pro forma quarterly operating results for each quarter of fiscal 1994. The operating results of any quarter are not necessarily indicative of results of any future period.

                                                                  Quarter Ended
                            ---------------------------------------------------------------------------------------
                            Jul. 31,  Apr. 30     Jan. 31,   Oct. 31,   Jul. 31,    Apr. 30,   Jan. 31,    Oct. 31,
                             1995(1)    1995        1995       1994       1994        1994       1994        1993
                            --------  -------     -------    -------    -------     -------    -------     -------
Operating revenue ......    $ 2,367   $ 2,515     $ 2,311    $ 2,522    $ 2,372     $ 2,559    $ 2,252     $ 2,480
Operating expenses .....     (2,480)   (2,214)     (2,138)    (2,272)    (2,208)     (2,190)    (2,198)     (2,388)
Income (loss)
  from operations ......       (113)      301         173        250        164         369         54          92
Income (loss) before
  income taxes .........    $  (127)  $   293     $   174    $   247    $   146     $   360    $    41     $    79

------------------

(1) The loss in the fourth quarter of fiscal 1995 is due to a $176,500 write-down of the receivable due from PSI. See Note 3 of Notes to Consolidated Financial Statements.

         The Company's operations are subject to seasonal fluctuations in summer months and around certain major holidays. These fluctuations have resulted in lower occupancy levels and lower operating results in the second and fourth fiscal quarters and higher occupancy levels and operating results in the first and third fiscal quarters.

TRENDS

         The Company reported its fourth consecutive profitable year in fiscal 1995. The operating results in fiscal 1995 continue a trend that began in the third quarter of fiscal 1994. School enrollments, which repeatedly achieved record levels during the last half of fiscal 1994, remain strong. Management believes that the combination of strong enrollments, the continuing impact of expense reductions implemented in the third quarter of fiscal 1994 and increased margins at the school level should continue to have a positive effect on the Company. However, there can be no assurance that such trends will continue.

Liquidity and Capital Resources

         Net cash provided by operating activities for the year ended July 31, 1995 was $655,538, which was sufficient to meet the normal operating requirements of the Company. Due to the Company's continuing profitable operations and the proceeds from the exercise of warrants for the purchase of 500,000 shares of the Company's common stock, working capital at July 31, 1995 was $210,600, a $711,484 improvement from a deficiency of $500,884 at July 31, 1994.

         Net cash used in investing activities for the year ended July 31, 1995 was $300,986, consisting of purchases of property and equipment totaling $354,308, offset by $53,322 in proceeds from disposals of property and equipment.

         Net cash provided by financing activities for the year ended July 31, 1995 was $124,978, consisting of $466,185 net proceeds from the exercise of warrants to purchase the Company's common stock and additional borrowings of $254,192, offset by an increase of $335,253 in the receivable from PSI, and repayments of notes payable, capital leases and the working capital line of credit. Notes payable and capital leases increased from $449,740 at July 31, 1994 to $566,020 at July 31, 1995, an increase of 25%. The additional borrowings consisted of notes payable for the purchase of ten vehicles and capital leases for equipment.

         Dividends payable on preferred stock as of July 31, 1995 were $265,833, as reflected in the accompanying Consolidated Balance Sheet.

         The Company is current on all principal and interest payments on its notes payable and capital leases. In January 1995, the Company replaced its $50,000 bank line of credit and its $50,000 line of credit from the Company's president with three new bank lines of credit: (i) a $200,000 working capital line secured by the Company's accounts receivable, which bears interest at prime plus 1.75%, (ii) a $200,000 line of credit for the purchase of equipment secured by the Company's equipment, which bears interest at prime plus 2% and (iii) a $100,000 revolving line of credit for the purchase of vehicles secured by the vehicles financed through this line, which bears interest at prime plus 2%. These lines of credit are renewable each year on December 31. As of July 31, 1995, there were no borrowings outstanding under the working capital line or the equipment line. The amount available under the working capital line was $200,000 at July 31, 1995. Borrowings under the vehicle line consisted of $51,000 in drawdowns which were then converted to five-year notes payable.

         The Company currently expects that it will be able to renew the lines of credit under similar terms upon their maturity. However, if these lines of credit are not renewed, there is no assurance that they can be replaced. If the Company were unable to renew or replace these lines of credit and was then unable to repay any outstanding balance, the bank could foreclose on the collateral.

         The Company entered into a letter of intent for a $5 million, firm commitment public offering of a new series of convertible preferred stock in October 1995. The offering is presently scheduled to be completed in late November 1995. The primary purpose of the offering is to provide funds for the expansion of the Company's preschool operations, both through the opening of additional Company facilities and the possible acquisition of other child care centers.

         Recently, the Company entered into an agreement in principle to purchase the operations of two child care centers in Colorado, which have an aggregate licensed capacity of 238 children. The transaction is subject to certain conditions, including the negotiation of a definitive agreement and renegotiation of leases at the two centers.

         Management believes the Company's operations will generate sufficient cash flow to satisfy the needs at its existing schools for the next twelve months. However, alternative sources of capital will be necessary in order for the Company to finance its current expansion plans. See "BUSINESS -- Expansion" for discussion of the Company's expansion plans.

IMPACT OF INFLATION

         Inflation has had no material effect on the Company's operations or financial condition.

                                    BUSINESS

GENERAL

         Sunrise Preschools, Inc. operates a chain of premium quality child care centers that offer comprehensive child care services primarily for children ages six weeks to twelve years. The Company operates 27 child care centers in Arizona and Hawaii. Enrollment on July 31, 1995 was approximately 2,900 children and the aggregate licensed capacity of the Company's child care centers was 3,485 children. The licensed capacity of each of the Company's child care centers can fluctuate from time to time due to changes in the center's configuration and changes in the age mix of the children enrolled. The Company offers both full and half-day programs, as well as extended hours at two of its facilities including 24-hour care at one location.

         The Company's strategy is to be a comprehensive provider of high quality child care services in demographically desirable markets. The Company intends to pursue this strategy by acquiring individual centers and small chains of community-based centers, by promoting and developing employer sponsored and other partnership child care programs and by assuring that its child care centers have high quality facilities and equipment as well as innovative learning programs. Due to the fragmented nature of the child care industry, the Company believes that it has many opportunities to pursue its strategy of acquiring individual centers and small chains of community-based centers.

         The Company differentiates itself from other child care providers by offering a comprehensive curriculum that incorporates innovative learning techniques and programs and by offering its patrons modern facilities and equipment. The Company's education-based programs emphasize the use of learning centers to enhance the child's development. The programs are designed to appeal to parents who consider education and development, rather than custodial care, as being most important in choosing a child care facility. In addition to the regular learning programs, all of the Company's child care centers offer computer-based learning programs using state-of-the-art software and a number of extra-curricular programs such as gymnastics, piano lessons and aquatic activities. Upon acquisition of new child care centers, the Company intends to implement its learning programs and curriculum and, if necessary, update and modernize the equipment and facilities of the acquired centers. The Company believes that such programs and strategies contribute significantly to its revenues.

         The Company's strategic emphasis on child development and learning programs are geared toward modern attitudes about child care. Surveys show that working mothers believe that their children benefit from center-based child care because it is educational, contributes to child development and builds social skills. Surveys also show that working mothers believe that one-on-one child care is of lesser educational value than group care.

THE CHILD CARE INDUSTRY

         There are two primary types of child care: center-based and home-based. Center-based care is provided by churches, nonprofit and for-profit entities that provide a wide variety of services ranging from custodial care to comprehensive preschool curricula. Home-based care is much less uniform than center-based care. There is usually greater dependence on the availability of and training by one or only a few adults, and facilities are less likely to be customized to the needs of children. Payment for child care services may be made completely by parents or subsidized in whole or in part by others, including governmental programs, employers and nonprofit churches or community groups.

         The for-profit child care market segment is highly fragmented, due to the large number of facilities offering child care services. Revenues for the for-profit child care market are estimated to be about $9 billion, based on a licensed capacity estimated at 3.5 million. The largest 50 for-profit child care providers are estimated to account for only 11% of industry revenues and it is estimated that there are more than 76,000 for-profit providers of child care in the United States. Based on its licensed capacity, the Company believes it ranks among the largest forty providers of child care services in the country.

                             [GRAPHIC DESCRIPTION]

                  A pie chart depicting the for-profit child care market that is large and fragmented showing that the top 50 chains account for only 11% of the market, with small operators accounting for about 89% of the market.


DEMOGRAPHIC TRENDS

         The for-profit child care market segment has grown substantially in the last 20 years. Prior to that time, child care was provided almost exclusively through in-home care, church-sponsored and other local nonprofit facilities. Demand has increased for additional child care facilities as the result of increasing numbers of single parents, dual income families and the increasing use by many parents of quality child care programs for the educational and developmental benefit of their children. This demand is somewhat seasonal, with slightly lower enrollment levels typically experienced during July and August, as well as around holidays, such as Christmas. National and regional chains and other independent for-profit child care centers compete to meet these needs.

         In recent years, a number of national demographic trends have significantly increased the demand for the Company's services. According to the United States Bureau of the Census, in 1989 (for the first time since 1964, the final year of the "baby boom") and again in 1990, 1991 and 1992, the number of babies born in the United States surpassed four million. From 1980 to 1990, the number of children under age five increased 13% and the number of children ages five through nine increased 7%. In addition, there has been an increase in the number of mothers in the workforce that have children ages three to five years, which has increased from 45% in 1978 to 53% in 1992. The number of women of child-bearing age in the work force has also increased in recent years. In light of the industry trends, the Company believes that demand for use of center-based educational and developmental programs of the type provided by the Company will continue to grow.

                            [GRAPHIC DESCRIPTION]

               A graph depicting the percent of mothers of preschool age children who work from 1970 through 1990. In 1970, 30% of mothers with preschool age children worked, in 1980, 47% worked and in 1990, 59% worked.

                            [GRAPHIC DESCRIPTION]

               A graph depicting the labor force participation of women of child-bearing age that starts with 41 million in 1990, increases to an estimated
               43 million for 1995 and to an estimated 44 million in the year 2000.


Source:  U.S. Bureau of Labor Statistics


CHILD CARE CENTER OPERATIONS

         Consistent with the Company's strategic emphasis on high quality child care, the Company's operations are designed to appeal to parents who want innovative learning programs emphasizing child development offered in modern facilities. The Company's approach to its operations includes the following concepts:

                 FACILITIES -- Facilities are designed with a number of features that promote an optimal atmosphere for child development, as well as efficient adult child interaction and observation. The Company's child care center design incorporates individual classrooms and provides a quiet atmosphere within each classroom while still allowing free movement from activity to activity. An abundance of windows gives the facility an open, airy and clean appearance. Most of the Company's child care facilities have observation rooms for parents to view their children's participation in the daily activities without interruption. Bathrooms are adjacent to each classroom for easy access and safe monitoring of children. Many facilities have video cameras in each classroom that are monitored on a continual basis at the front office. Licensed capacity of the Company's child care centers ranges from 12 to 249 children, although in some centers actual enrollment may be higher because some children are enrolled on a part-time basis.

                 PLAYGROUNDS -- All playgrounds consist of areas with equipment such as wheeled toys and climbing apparatus to help children develop their large muscle skills. Playgrounds are divided between younger and older children. Sandy areas are available, as are swings, slides, balancing and other play equipment.

                 PROGRAMS -- The Company believes in a developmental approach to learning in which each classroom is arranged with learning stations, or centers, that are designed to help children think, communicate and create. A wide variety of learning materials and equipment, including at least two computers per center, are available to the children. Field trips in Company vans are used to enhance the programs. The Company also provides various full-day and half-day programs, including ballet, computer, piano and gymnastics lessons and, during the summer, swimming and related aquatic activities.

                 AVAILABILITY -- The Company recognizes that the parents of enrolled children have varying child care needs. Parents may enroll their children for any mix of days per week with a minimum of two days per week. Most of the Company's child care centers are open from 6:00 a.m. to 6:30 p.m., five days per week, all year, except on major holidays. The Company also offers extended care at two of its facilities, including 24-hour, seven days a week service at one facility. Parents may visit their child's facility at anytime during operating hours. Each child care facility regularly conducts parents' nights, during which parents can discuss the progress of their children with the staff, watch their children perform or hear professionals in the child care field speak on relevant subjects.

                 MANAGEMENT -- Each child care facility is operated as a unit under the supervision of a director assigned to that facility. The director is responsible for hiring teachers, organizing and monitoring programs, supervising all records and regulatory compliance, collecting tuition, marketing and corporate office reporting. Directors are paid a monthly salary plus a bonus based on several factors, including enrollment levels and profitability of the child care facility.

CURRICULA AND PROGRAMS

         The Company believes that a developmental approach to learning is essential to positive growth in children. Children are grouped within each center by age and developmental level. The following programs are offered by the Company:

                 INFANTS -- The infant program is available on a full-time and, in some cases, a part-time basis, and includes various developmental activities designed to foster visual perception and motor development.

                 TODDLERS -- The toddler program includes a variety of developmental activities such as wet and dry tables, blocks and dolls. Development of social skills, gross motor skills and language skills is emphasized in the toddler program.

                 PRESCHOOLERS -- The curriculum features pre-reading skills and other activities to prepare children for school. Learning centers are available in each classroom to expose children to art, music, science, sensory development, woodworking, math and language. In addition, the program includes daily individual and group activities designed to stimulate and enhance motor skills and physical development.

                 SCHOOL AGE CHILDREN -- The Company provides a before and after school program for children who are of primary school age. The Company offers to transport children in Company vans to the neighborhood schools in the morning, and back to each of the Company's child care centers in the afternoon. A portion of each day is set aside to help the children with homework from their schools. In addition, this program includes arts and crafts projects, field trips, dance and gymnastics classes, physical activities, group sports and computers. When neighborhood schools are closed for certain holidays or summers, these children can become full-time students.

                 SUMMER -- In an effort to increase enrollment in the summer months, the Company modifies its preschooler and school-age programs during the summer. The programs are enhanced with additional field trips and other optional activities. Historically, the Company has experienced a decrease in revenues during the summer months, which the Company believes is typical in the child care industry.

                 OPTIONAL PROGRAMS -- The Company offers special programs for children whose parents seek more specialized activities. Through cooperative efforts with outside organizations, such as the internationally recognized Desert Devils Gymnastic Club, in the Phoenix metropolitan area, the Company offers special gymnastics and other classes for children ages three and up. Specialized gymnastics equipment has been installed on site at most of the Company's Arizona child care centers, and all of the classes are taught by professionally trained staff.

                 The Company also has contracted with Whiz Kids Computer Academy, an Arizona corporation, to offer sophisticated, computer-based, educational classes on site to children ages three and up utilizing highly trained teachers and state-of-the-art software. Other various special programs are offered by the Company including ballet, swimming, piano and karate. Presently, all of these special programs, for which an additional fee is charged, account for a small percentage of the monthly revenue at each child care center; however, the Company continues to expand and market these programs to seek additional student participation and increased revenue.

                 SPECIAL NEEDS PROGRAM -- Since July 1987, the Company has been awarded an annual contract from the Division of Developmental Disabilities of the Arizona Department of Economic Security to provide a goal-oriented training program for and to integrate mild to severely handicapped children in child care centers. In September 1991, the Company was approved to be a private provider of special education preschool programs and related services by the Arizona Department of Education. Since June 1991, the Arizona Department of Economic Security, as administrator of a child care block grant, has awarded the Company an annual contract to deliver child care to families with special needs children. These contracts have been renewed through June 1996.

TUITION

         The Company determines tuition charges based upon a number of factors including age of the child, number of days and hours of attendance, location and competition. Part-time students are charged proportionately higher rates than full-time students. The Company's current weekly charges for full-day service range from $85 to $142 per child, depending on the location of the center and the age of the child. Tuition is generally collected on a weekly or monthly basis in advance. For the fiscal years ended July 31, 1995, 1994 and 1993, the Company's average weekly tuition rate was $97, $94 and $92, respectively. The average weekly tuition rate is the average basic public tuition rate for full-time four year old children at all centers (other than centers operated on a management fee basis).

MARKETING

         The Company targets a market consisting primarily of parents having above average incomes and education. According to the United States Bureau of the Census, families earning over $45,000 a year are twice as likely as families with incomes below $20,000 to enroll their children in child care centers.
Based on a survey by the Company of its participating parents, the Company believes that over 50% of the families of enrolled children have annual incomes exceeding $50,000. The Company uses demographic studies to locate its campuses in geographic areas consistent with the Company's target market. The Company's primary sources of new enrollments have been from distribution of promotional material in residential areas surrounding a child care facility in conjunction with its opening, referrals from satisfied parents, yellow-page advertising and traffic exposure. For existing child care facilities the Company also advertises through direct mail, newspaper, telemarketing and by participating in community child-related events. The advertising campaign focuses primarily on summer promotion to enhance each fall's enrollment. For the fiscal years ended July 31, 1995, 1994 and 1993, the Company's average percentage occupancy was 76.7%, 78.3% and 78.8%, respectively. The average percentage occupancy is calculated by dividing the operating revenues for all of the Company's centers (other than centers operated on a management fee basis) for the respective years by the product of (i) licensed capacity for all of the Company's centers (other than those operated on a management fee basis) and (ii) the average of the basic tuition rate for full-time four year old children at all such centers for the respective years based on 50 weeks of attendance per year.

EXPANSION

         The Company's initial growth was achieved primarily through developing and constructing its own facilities. During fiscal 1994, the Company expanded its child care operations by opening four additional sites through cooperative efforts with various outside parties. One additional site was also opened in fiscal 1995. These ventures required a minimal capital investment by the Company while expanding its licensed capacity by approximately 165 children.

         The Company intends to use a portion of the proceeds of this offering to open new child care centers. In addition, the Company will actively consider acquiring established child care centers operated in the southwestern United States, as well as in other geographic areas. The Company intends to acquire established child care centers by purchasing the assets of such centers from third parties and paying the purchase price of such assets in a combination of cash and notes. Long-term growth opportunities will also come from build-to-suit opportunities, where child care facilities can be developed as an amenity to an overall project or as stand-alone facilities constructed by the Company. With regard to build-to-suit opportunities, the Company currently intends to contract with an unrelated third party to develop and construct child care centers based on the Company's specifications. The Company will then lease such child care centers from the third party. Additional long-term growth opportunities will continue to come from partnership and contract child care programs that provide relatively low risk expansion opportunities. The Company will also continue to evaluate opportunities related to employer centers and developer-assisted programs as they arise.

         Consistent with its acquisition strategy, the Company recently entered into an agreement in principle to purchase the operations of two child care centers in Colorado, which have an aggregate licensed capacity of 238 children. The transaction is subject to certain conditions, including the negotiation of a definitive agreement and renegotiation of leases at the two centers. PSI also recently entered into a partnership child care arrangement with a church in the Milwaukee, Wisconsin area pursuant to which PSI will assume the operations of a child care center with a licensed capacity of approximately 100 children for the church. The Company will operate the child care center for PSI pursuant to the PSI Agreement. See "CERTAIN TRANSACTIONS."

         From time to time, the Company may decide to close one or more child care centers and contracts relating to centers operated for third parties may expire or be terminated by the third party. In fiscal 1995, one contract for a child care center with a licensed capacity of 24 children expired and was not renewed. The Company continually monitors the enrollment levels at its child care centers and the long-term prospects of the geographic areas in which its child care centers operate. If the Company determines that the operations of two or more child care centers could be consolidated to operate more efficiently, it may from time to time consolidate the operations of two or more child care centers, which may result in the closing of one or more child care centers.

EMPLOYER CHILD CARE PROGRAMS

         Increasing numbers of employers are offering child care benefits to their employees. To increase enrollment, the Company has capitalized on this trend by actively pursuing contracts with various employers through its Employer Child Care ("ECC") programs. The Company's ECC programs are tailored to meet each employer's particular needs. The Company may also contract to operate a child care center constructed by an employer for its exclusive or semi-exclusive use. The Company also offers assistance to employers in marketing their programs to employees and encourages the employers to subsidize tuition costs and to implement programs that enable their employees to realize available federal tax benefits. The Company instituted its first ECC program in May 1987 and has consistently added employer participants since that time. Among the corporations that have ECC programs with the Company are America West Airlines and American Express. For the fiscal years ended July 31, 1995, 1994 and 1993, revenues from ECC programs, including revenues received from employers as well as employees, represented 45%, 41% and 35%, respectively, of the Company's total operating revenue.

         One of the more innovative, although not the largest ECC program, is the Child Development and Family Studies Laboratory ("CDFSL"). The CDFSL is a research, teaching and community service facility at the Arizona State University West Campus ("ASU West") in Phoenix, Arizona, which has a licensed capacity of 58 children. The laboratory provides a program for parents and children to participate in interesting projects for observational research. As part of their educational training, students attending ASU West are permitted to observe the interaction of children in a combined environment of child care and teaching. An advanced program has been developed using lower teacher to child ratios than is required. The program is available to faculty, staff and students of ASU West and to the general public if space permits.

PARTNERSHIP CHILD CARE PROGRAMS

         One strategic focus of the Company is to increase its enrollment levels through various partnership arrangements with third parties, including churches and health clubs. Typically, these partnership arrangements involve an agreement by the Company to operate a child care center at facilities owned by the third party. The Company and the third party share the operating risks of the child care centers and share any profits generated by the centers. The child care centers are open to the general public. Because the third party provides the facilities for the child care center, these partnership programs provide the Company with an opportunity to increase its enrollment with only a minimal capital investment.

         Some of the Company's partnership activities are undertaken in connection with PSI, a nonprofit corporation. Because of PSI's nonprofit status, PSI is eligible to receive certain grants and subsidies. PSI typically enters into agreements with third parties to establish child centers or assume the operations of existing child care centers and then contracts with the Company to operate the child care centers in exchange for a management fee. Profits generated by the entities are shared by PSI and the third party. See "CERTAIN TRANSACTIONS."

         Currently, the Company operates five child care centers based on partnership arrangements with various third parties, including PSI. The total licensed capacity of these child care centers is 396 children.

CONTRACT CHILD CARE PROGRAMS

         In contrast to child care partnership arrangements, which are characterized by a sharing of profits and operating risks, the Company also operates child care centers on a contract basis. Pursuant to the contractual arrangements, the Company is reimbursed for its expenses and paid a predetermined fee for operating the child care centers. The contract arrangement typically provides for the Company to operate a child care center at a site provided by the third party, which requires only a minimal capital investment by the Company.

         In January 1993, the Company opened its first four contract child care facilities in conjunction with a high school district in Phoenix. The child care centers are located on various high school campuses and provide child care services for the children of at-risk teen parents enrolled in the district's schools. During fiscal 1994, this contract with the district was expanded to cover three additional centers. The total licensed capacity of the seven centers is 101 children.

COMPETITION

         The child care industry is highly competitive, with Phoenix, Arizona being one of the most competitive markets in the United States. In the geographic areas in which the Company operates, the Company competes with centers owned by national chains such as Ultra Child Care/Mary Moppets, Kinder-Care Learning Centers, Inc., Children's World Learning Centers, Inc., Palo Alto Preschools/Child Time and La Petite Academy, Inc., as well as child care centers owned by nonprofit organizations that may be supported to a large extent by endowments, charitable contributions and other forms of subsidies. In addition, the Company competes with individually-owned proprietary child care centers, licensed child care homes, unlicensed child care homes, public schools, the YMCA and businesses that provide child care for their employees at the work place. See "RISK FACTORS."

         The Company believes that competition in the child care industry is based on a variety of factors:

             QUALITY OF FACILITIES, STAFF AND PROGRAMS. A significant competitive factor is the extent to which programs broader in scope than custodial care are provided. The Company offers extensive educational and developmental programs which are broader in scope than those offered by many of its competitors. See "BUSINESS -- Curricula and Programs."

             COSTS. Due to the extensive curriculum and program offerings, the Company's tuition is generally higher than that of its competitors. For parents who choose child care facilities based on cost alone, the Company has difficulty competing.

             LOCATION. The location and convenience of the child care center to the parent is very important. The Company's child care centers are generally located in or near middle to upper income residential areas, and are intended to be convenient for the market segment targeted for enrollment.

             OTHER FACTORS. Other competitive factors include size and design of the facilities, parents' religious preferences, availability of in-home or school-sponsored services, hours of operation and operating and educational philosophies.

         The Company competes favorably within the industry and is one of the largest providers of child care in both Arizona and Hawaii. The Company's enrollment levels are at or above industry averages.

INSURANCE

         The Company has not had any material claims against its liability insurance; however, the Company, as well as other child care providers, have had difficulty obtaining adequate liability insurance coverage at reasonable rates for child physical and sexual abuse. The Company has comprehensive general liability insurance with a limit of $1,000,000 per occurrence and $2,000,000 aggregate per location, including $250,000 coverage for child physical and sexual abuse. It also has insurance coverage for automobile liability, with a per occurrence limitation of $1,000,000. In addition, the Company has a $5,000,000 umbrella policy to cover claims in excess of the per occurrence limitation on the general liability policy. See "RISK FACTORS."

GOVERNMENT REGULATION

         Operators of child care centers are subject to a wide variety of state and local regulations and licensing requirements, including site inspection for safety and compliance with building codes, review of programs and facilities, ratio of staff to the number of attending children, health standards (including food service) and zoning. Each child care center must be licensed by the appropriate state and local authorities before it may begin operations. The Company believes that each of its child care centers is in compliance, in all material respects, with such requirements. No proceedings to suspend or revoke any of the Company's licenses have been instituted. Compliance with government regulations increases the Company's operating costs; however, these costs are generally offset by increases in tuition. No significant changes in government regulations are expected in the next twelve months. See "RISK FACTORS."

CHILD CARE INCOME TAX BENEFIT

         The Internal Revenue Code of 1986, as amended, provides an income tax credit ranging from 20% to 30% for parents for certain child care expenses, subject to certain maximum limitations and income levels. Under present law, the fees paid to the Company by working parents qualify for the federal tax credit. In addition, many families also benefit from flexible spending plans that permit families to pay a portion of their child care expenses with pre-tax income.

SERVICE MARK

         "Sunrise Preschools" and the logo associated with the name are federally registered service marks of the Company that expire in February 2007. Management believes that the Company's service marks provide adequate protection against unauthorized use of its name and logo.

EMPLOYEES

         Individual child care centers are staffed with a director, one assistant director, teachers and teacher assistants. All personnel participate in periodic in-service and external training programs and are required to meet applicable state and local regulatory standards.

         Each of the Company's child care centers is operated as a unit under the supervision of a director assigned to that child care center. The director is responsible for hiring teachers, organizing and monitoring programs, supervising all records and regulatory compliance, collecting tuition, marketing and corporate office reporting. The Company conducts an in-house "LIT" (Leadership-in-Training) program designed to instruct and motivate existing personnel for a future management position at a Sunrise Preschool.

         All center personnel are carefully monitored to ensure compliance with current state regulations regarding age, experience and educational requirements. The background check of prospective employees includes a fingerprint check with the Federal Bureau of Investigation. To date, the Company has not experienced any difficulty in attracting and retaining qualified personnel, but there can be no assurance that the Company will be able to continue to attract and retain qualified personnel. See "RISK FACTORS -- Dependence on Key Personnel".

         As of July 31, 1995, the Company employed approximately 437 persons, approximately 11 of which were employed in the corporate office and approximately 426 of which (including 72 part-time employees), were employed at the Company's child care centers. All management and supervisory personnel are salaried; substantially all other employees are paid on an hourly basis. The Company provides partial child care benefits for its employees in addition to partial payment of medical and dental insurance premiums.

         None of the Company's employees are represented by a union, and the Company does not anticipate any union organization activities among its employees.

                                   PROPERTIES

         Of the 27 child care centers operated by the Company in Arizona and Hawaii, 14 are leased with terms expiring on various dates between 1995 and 2009. Two of these centers, in turn, are subleased to PSI. The building leases generally include option renewal periods of 5 to 25 years at the Company's discretion and the option to purchase the leased facilities. The aggregate monthly lease payments on the 14 centers (net of monthly sublease income of approximately $2,300) total approximately $190,000. Each of the leases contains provisions for lease payment increases based on the Consumer Price Index or other similar formulas. The Company is generally responsible for taxes, insurance, maintenance and other expenses related to the operation of the leased facilities. The lessors are unaffiliated third parties who purchased the centers either from affiliates of the Company or from its former wholly owned subsidiary, Sunrise Holdings, Inc. The remaining 13 facilities are operated pursuant to various agreements with outside agencies. The Company pays no rent at any of these facilities. See "BUSINESS -- Employer Child Care Programs," "Partnership Child Care Programs" and "Contract Child Care Programs."

         The Company's principal executive offices are leased and located in approximately 4,700 square feet in Scottsdale, Arizona. The Company believes that its headquarters facility is adequate for operations for the foreseeable future.

         The following page sets forth certain information regarding the location and opening dates of the Company's child care centers.

                          SUNRISE PRESCHOOL LOCATIONS

Listed by Year Opened:

      1982                                      1988                                 1994

Mesa, Arizona                             Chandler, Arizona                        Phoenix, Arizona(2)
2045 South Pennington                     550 West Warner Road                     3333 West Roosevelt
602-839-2091                              602-899-8661
                                                                                   [GRAPHIC DESCRIPTION]
      1984                                Gilbert, Arizona
                                          1540 North Burk Street                   A graphic depicting the State of
Tempe, Arizona                            602-497-5260                             Hawaii and showing a total of five
5301 South McClintock                                                              centers on the island of Oahu.
602-820-1861                                   1989
                                                                                       1995
      1986                                Phoenix, Arizona
                                          4111 East Ray Road                       Flagstaff, Arizona(1)
Peoria, Arizona                           602-759-4098                             3475 East Soliere Avenue
6702 West Cholla                                                                   520-527-3900
602-878-6556                              Phoenix, Arizona
                                          642 East Monroe, Suite F-1                  1996
Mesa, Arizona                             602-253-0381
759 North Lindsay                                                                  (Proposed Acquisitions)(3)
602-830-5500                              Pearl City, Hawaii(1)
                                          98-425 Kamehameha Highway                 Lakewood, Colorado
Phoenix, Arizona                          808-488-9377                              1950 SouthCarr
13449 North Tatum Boulevard                                                         303-988-1835
602-996-2299                              Kailua, Hawaii(1)
                                          130 Kailua Road, #103                     Lakewood, Colorado
[GRAPHIC DESCRIPTION]                     808-262-2331                              3150 Youngfield
                                                                                    303-238-5722
A graphic of the State of Arizona               1991
showing one center in Flagstaff                                                    [GRAPHIC DESCRIPTION]
and a total of 21 centers in the          Phoenix, Arizona(1)
Phoenix metropolitan area.                Arizona State University                  A graphic depicting the Denver
                                          West Campus                               metropolitan area showing a
      1987                                602-543-5437                              total of two centers.

Phoenix, Arizona                               1993                                 (Opening Spring 1996)
16044 North 35th Avenue                                                             Hales Corners, Wisconsin(3)
602-978-9545                              Phoenix, Arizona                          10627 West Forest Home Avenue
                                          8221 North 23rd Avenue                    414-425-1515
Phoenix, Arizona                          602-864-0474
1819 West Osborn Road
602-263-0985                              Pearl City, Hawaii(1)
                                          784 Kamehameha Highway
Scottsdale, Arizona                       808-455-3330
9128 East San Salvador Drive
602-860-1464                              Honolulu, Hawaii(1)
                                          1730 North Punahou
                                          808-951-5833

                                          Honolulu, Hawaii(1)
                                          467 North Judd
                                          808-523-6495

                                          Phoenix, Arizona(2)
                                          512 East Pierce

                                          Phoenix, Arizona
                                          3415 North 59th Avenue

                                          Phoenix, Arizona(2)
                                          4612 North 28th Street

                                                                                  (1)  Operated under management agreements.
                                                                                  (2)  Locations with two preschool centers.
                                                                                  (3)  See "BUSINESS--Expansion."

                                       33

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names, ages and positions of the directors and executive officers of the Company as of September 30, 1995. A summary of the background and experience of each of these individuals is set forth after the table.

         The directors and executive officers of the Company are:

                 NAME                 AGE                  POSITION
                 ----                 ---                  --------
         James R. Evans               48       Chairman of the Board, President

         Dr. Richard H. Hinze         74       Director

         Robert A. Rice               40       Director

         Barbara L. Owens             47       Director, Executive Vice
                                               President, Secretary & Treasurer
         Ronald J. O'Connor           37       Controller

         The Board of Directors currently consists of four members and is classified into three classes with each class holding office for a three-year period. The term of Dr. Hinze expires at the 1995 Annual Meeting of Stockholders; the term of Mr. Evans expires in 1996; and the terms of Ms. Owens and Mr. Rice expire in 1997. Under the Company's Restated Certificate of Incorporation (the "Certificate"), the number of directors may be increased to nine. The Certificate limits the liability of directors and restricts the removal of board members under certain circumstances. See "DESCRIPTION OF SECURITIES -- Special Voting and Other Provisions."

         Mr. Evans and Ms. Owens have employment agreements with the Company, and Mr. O'Connor serves at the pleasure of the Board of Directors. See "EXECUTIVE COMPENSATION -- Employment Contracts." There are no family relationships among the directors and executive officers.

         James R. Evans has been the President and a Director of the Company since its inception. Prior to that time, Mr. Evans was an executive with Smitty's Super Value, Inc., a large retail food and general merchandise chain. During his twenty years at Smitty's Super Value, Inc., Mr. Evans was responsible at various times for marketing strategy, designing store layouts, development of financial models and budgets and store management. Mr. Evans is a member of the Arizona Child Care Licensure Advisory Committee and has been a national presenter at various child care conventions on diverse child care topics.

         Dr. Richard H. Hinze has been a Director of the Company since August 1987. Since September 1984, Dr. Hinze has been the president and chairman of Flying H Enterprises, Inc., a family-owned Hawaii corporation focusing on consulting and development of child care programs for public and private entities, which has been inactive since 1994. From 1972 until his retirement in April 1987, Dr. Hinze was a researcher for the Curriculum Research and Development Group at the University of Hawaii-Manoa studying gifted children and early childhood education. He has also served from October 1985 through April 1987 as the director for all campuses of the University of Hawaii Child Care Project, where he developed a system for offering child care for students and faculty. Dr. Hinze was also the treasurer of the National Association for Education of Young Children from 1976 through 1980. Dr. Hinze has published several articles in professional publications relating to child care and education and received his Ed.D from Stanford University.

         Robert A. Rice has been a Director of the Company since October 1993. Mr. Rice is a director of Firstmark Corp., which is listed for trading on NASDAQ, and is a Vice-President of two subsidiaries of Firstmark Corp., Firstmark Investment Corp. and Firstmark Capital Corp. Firstmark Corp. and its subsidiaries are engaged in financial services and real estate and timber operations. Mr. Rice has been the President and Chairman of Prime Discount Securities, Inc., a National Association of Securities Dealers registered investment broker-dealer, since he founded the entity in 1983. Mr. Rice has also been the President of Prime Securities Corp., an investment management company, since he founded the entity in 1990. Mr. Rice is a general partner of BR Partners, a partnership that owns and operates commercial and residential real estate in Maine.

         Barbara L. Owens was a consultant to the Company beginning in February 1987, and became a full-time employee, Vice President-Operations, in June 1987. Ms. Owens became a Director in March 1988, Secretary in August 1988, Treasurer in May 1989 and Executive Vice President in September 1989. Ms. Owens has substantial experience in the child care industry, including employment for 13 years at Palo Alto Educational Systems, Inc., which had approximately 30 child care centers in four states when it was sold to Gerber Children's Center, Inc. in October 1984. Ms. Owens' positions at Palo Alto Educational Systems, Inc. included President and Chief Operating Officer. After that time, Ms. Owens provided child care consulting services to various organizations in the United States. Ms. Owens currently serves on an editorial panel of the Child Care Information Exchange, a national child care publication. Ms. Owens has also given presentations at various annual conferences of the National Association of Early Childhood Professionals.

         Ronald J. O'Connor joined the Company in September 1994 as the Controller. From 1988 until joining the Company, Mr. O'Connor was the Deputy City Controller for the City of Phoenix, Arizona. Prior to that time, Mr. O'Connor was the Corporate Controller at El Pollo Asado, Inc., an operator of a chain of fast food restaurants. Mr. O'Connor has also been an audit manager at Touche Ross & Co. (now Deloitte & Touche) and has been a Certified Public Accountant since 1981. Mr. O'Connor is a member of the American Institute of Certified Public Accountants and the Arizona Society of Certified Public Accountants.


                             EXECUTIVE COMPENSATION

         The following table summarizes all compensation paid to the Company's President (the Chief Executive Officer of the Company) and to the Company's other most highly compensated executive officer other than the President whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company during the fiscal years ended July 31, 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                                               Long Term Compensation
                                                                         ---------------------------------
                                             Annual Compensation                  Awards           Payouts
                                     ---------------------------------   -----------------------   -------
                                                                         Restricted   Securities                All Other
         Name and          Fiscal                         Other Annual      Stock     Underlying     LTIP    Compensation(1)
    Principal Position      Year      Salary     Bonus    Compensation    Award(s)     Option(s)   Payouts
    ------------------     ------    --------   -------   ------------   ----------   ----------   -------   ---------------
James R. Evans              1995     $150,000   $65,151       $-0-          $-0-        373,200      $-0-         $-0-
Chairman of the Board and
President                   1994     $105,007   $53,494       $-0-          $-0-              0      $-0-         $-0-

                            1993     $105,007   $62,227       $-0-          $-0-              0      $-0-         $-0-

Barbara L. Owens            1995     $85,000    $52,777       $-0-          $-0-        135,858(2)   $-0-         $-0-
Executive Vice President,
Secretary and Treasurer     1994     $56,632    $62,792       $-0-          $-0-              0      $-0-         $-0-

                            1993     $56,632    $65,877       $-0-          $-0-              0      $-0-         $-0-

(1) See the discussion under the caption "EXECUTIVE COMPENSATION -- Employment Contracts" regarding certain other compensation the named officer may be entitled to upon certain specified events.

(2) Of the stock options granted to Ms. Owens, 75,858 were options that were granted by the Company in 1995 to replace 84,558 options that were granted to Ms. Owens in prior years and canceled in 1995. The Board of Directors of the Company determined that the options that were canceled no longer provided the intended incentives to Ms. Owens because their exercise prices, which ranged from $1.38 to $2.00 per share, exceeded the current market price for the Company's Common Stock.

         The following table sets forth certain information concerning individual grants of stock options during the fiscal year ended July 31, 1995 to each of the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                    Individual Grants
                      --------------------------------------------------------------------------
                                                % of Total
                      Number of Securities     Options/SARs
                           Underlying           Granted To      Exercise or
                          Option/SARs            Employees      Base Price         Expiration
      Name                Granted (#)         in Fiscal Year     ($/Share)            Date
----------------      --------------------    --------------    -----------    -----------------
James R. Evans             363,200(1)              62%            $1.5125         May 4, 2000
                            10,000                  2%            $1.00        December 31, 1997

Barbara L. Owens           125,858(2)              21%            $1.375          May 4, 2005
                            10,000                  2%            $1.00        December 31, 1997

(1) A portion of the options granted to Mr. Evans were granted under the Company's 1995 Stock Option Plan as incentive stock options, which qualify for special treatment under United States tax laws. As required by such tax laws, the options were granted at 110% of the fair market value of the Company's Common Stock on the date of grant. The 1995 Stock Option Plan has been approved by the Board of Directors of the Company; however, it has not been submitted to the Company' stockholders for approval. The Company intends to submit the 1995 Stock Option Plan to the Company's stockholders for approval at its 1995 Annual Meeting. If the 1995 Stock Option Plan is not approved by the Company's stockholders, the terms of Mr. Evans' option grant provide that his incentive stock options may be reclassified to non-statutory options in which case the option exercise price will be reduced to the fair market value of the Company's Common Stock on the date of grant, which was $1.375 per share, and the term of such options will be extended from five years to ten years.

(2) Of the stock options granted to Ms. Owens, 75,858 were options that were granted by the Company in 1995 to replace 84,558 options that were granted to Ms. Owens in prior years and canceled in 1995. The Board of Directors of the Company determined that the options that were canceled no longer provided the intended incentives to Ms. Owens because their exercise prices, which ranged from $1.38 to $2.00 per share, exceeded the current market price for the Company's Common Stock.

         The following table sets forth certain information concerning each exercise of stock options during the year ended July 31, 1995 by each of the Named Executive Officers and the aggregated fiscal year-end value of the unexercised options of each such Named Executive Officer.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        OPTION VALUE AS OF JULY 31, 1995

                                                                                               Value of Unexercised
                                                          Number of Unexercised Options             In-the-Money
                                                              at Fiscal Year End (#)       Options at Fiscal Year End ($)
                                                          -----------------------------    ------------------------------
                     Shares Acquired    Value Realized
     Name            on Exercise (#)          ($)         Exercisable    Unexerciseable    Exercisable     Unexerciseable
     ----            ---------------    --------------    -----------    --------------    -----------     --------------
James R. Evans             -0-               $-0-            94,032          290,473          $95,758         $250,533

Barbara L. Owens           -0-               $-0-           147,550            -0-           $155,605           $-0-

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company are entitled to receive $500 per meeting attended, plus reimbursement of reasonable expenses; directors who are employees of the Company do not receive compensation for such services. Directors who are not employees of the Company also participate in the Company's Non-Employee Directors Stock Option Plan.

EMPLOYMENT CONTRACTS

         On October 15, 1993, the Compensation Committee approved employment agreements with James R. Evans for services as President and with Barbara L. Owens for services as Executive Vice President, Secretary and Treasurer (Mr. Evans and Ms. Owens are sometimes collectively referred to herein as the "Employee"). These agreements were subsequently amended on September 16, 1994 and May 4, 1995. As amended, the agreements require Mr. Evans and Ms. Owens to devote their full-time to the Company and provide for a base salary, currently $154,500 and $87,550 per year, respectively, which is increased on August 1 of each year to reflect increases in the National Consumer Price Index of the preceding year. The Employee is entitled to receive bonuses in the discretion of the Compensation Committee to be paid in accordance with Company bonus plans in effect from time to time. Each of the agreements has a perpetual three-year term, such that on any given date each agreement has a three-year remaining term. The agreements may not be terminated unilaterally by the Company, except for cause, which includes (i) conviction of a felony that impairs the ability of the Employee to perform his or her duties with the Company or (ii) failure of performance as determined by the Board. The agreements provide that the salaries of Mr. Evans and Ms. Owens will be reviewed annually, but such salaries may not be decreased.

         Each of the agreements provides that if the Employee is terminated by the Company other than for cause or disability, or by the Employee for good reason (as defined in the agreements), the Company shall pay to the Employee
(i) his or her salary through the termination date plus any accrued but unpaid bonuses, and (ii) a lump sum payment equal to the sum of three years of the Employee's annual salary and an amount equal to all bonuses paid to the Employee in the three years immediately preceding termination. In addition, the Company must maintain until the first to occur of (i) the Employee's attainment of alternative employment or (ii) three years from the date of termination, the

Employee's benefits under the Company's benefit plans to which the Employee and his or her eligible beneficiaries were entitled immediately prior to the date of termination. If the Employee requests, the Company must also assign to the Employee any assignable insurance policy on the life of the Employee owned by the Company at the end of the period of coverage. In addition, all options or warrants to purchase Common Stock held by the Employee on the date of termination become exercisable on the date of termination, regardless of any vesting provisions, and remain exercisable for the longer of one year from the date of termination or the then remaining unexpired term of such warrants or options. If the Employee is terminated for cause or if the Employee terminates his or her employment other than for good reason (as defined in the agreement), the Company's only obligation is to pay the Employee his or her base salary and accrued vacation pay through the date of termination.

         If the Employee is incapacitated due to physical or mental illness during the term of his or her employment, the agreements provide that the Company shall pay to the Employee a lump sum equal to two years of the Employee's base compensation and all bonuses paid to the Employee in the two years preceding the date of termination due to illness. If the Employee dies during his or her employment, the only benefits payable to his or her estate under the agreements are those payable pursuant to the Company's survivor's benefits insurance and other applicable programs and plans then in effect.

         If the Employee's employment is terminated, the Company has agreed to indemnify the Employee for claims and expenses associated with certain personal guarantees made by the Employee. See "CERTAIN TRANSACTIONS." In addition, the Company has agreed to use its best efforts to secure the release of such personal guarantees.

STOCK OPTION PLANS

         1987 STOCK OPTION PLAN

         The Company's Stock Option Plan (the "1987 Plan") was adopted by the Board of Directors and approved by the stockholders in July 1987. Only employees (including officers and directors, subject to certain limitations) are eligible to receive options under the 1987 Plan, under which 240,000 shares of Common Stock are authorized for issuance. To date, options to purchase all of such shares have been granted; such options have terms of five to ten years, with exercise prices of $0.50 to $2.375 per share, which is generally the fair market value of the underlying shares as of the date of grant. Options are generally subject to a three or five-year vesting schedule.

         The 1987 Plan provides for the granting to employees of either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. The 1987 Plan is administered by the Board of Directors of the Company, or a committee of the Board, which determines the terms of options granted under the 1987 Plan, including the exercise price and the number of shares subject to the option. Generally, the exercise price of options granted under the 1987 Plan must be not less than the fair market value of the underlying shares on the date of grant, and the term of each option may not exceed eleven years (ten years in the case of incentive stock options). Incentive stock options granted to persons who have voting control over 10% or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant.

         The 1987 Plan provides the Board of Directors with the discretion to determine when options granted thereunder shall become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1987 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

         1995 STOCK OPTION PLAN

         The Company's 1995 Stock Option Plan (the "1995 Plan") authorizes the Board to grant options to employees of the Company to purchase up to an aggregate of 500,000 shares of Common Stock. Officers and other employees of the Company who, in the opinion of the Board of Directors, are responsible for the continued growth and development and the financial success of the Company are eligible to be granted options under the 1995 Plan. Options may be non-qualified options, incentive stock options, or any combination of the foregoing. In general, options granted under the 1995 Plan are not transferable and expire eleven years after the date of grant (ten years in the case of incentive stock options). The per share exercise price of an incentive stock option granted under the 1995 Plan may not be less than the fair market value of the Common Stock on the date of grant. Incentive stock options granted to persons who have voting control over 10% or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant. No option may be granted after May 2, 2005.

         The 1995 Plan provides the Board of Directors with the discretion to determine when options granted thereunder will become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1995 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

         At September 30, 1995, under the 1995 Plan, options to purchase 350,000 shares of Common Stock were issued and outstanding, with terms ranging from five to ten years. The exercise prices of all such options range from $1.375 to $1.5125 per share.

         NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

         The Company's Non-Employee Directors Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors in May 1995. Only non-employee directors are eligible to receive options under the Directors' Plan, under which 100,000 shares are authorized for issuance. To date, options to purchase 20,000 shares of Common Stock have been granted; such options have a term of six years with an exercise price of $1.375 per share, which was the fair market value of the underlying shares on the date of grant. Except for options granted on the effective date of the Directors' Plan, which are fully vested, all options granted under the Directors' Plan will be subject to a one-year vesting schedule. All options granted or to be granted under the Directors' Plan are non-qualified stock options.

         On the date the Directors' Plan was adopted by the Company's Board of Directors, each non-employee director was granted an option to acquire 10,000 shares of the Company's common stock. Each non-employee director who joins the Board of Directors after the date the Company's Board of

Directors approved the plan will likewise receive an option to acquire 10,000 shares of the Company's Common Stock. In addition to the foregoing option grants, each year every non-employee director automatically receives an option to acquire 5,000 shares of the Company's Common Stock on the third business day following the date the Company publicly announces its annual financial results; provided that such director has attended at least 75% of the meetings of the Board of Directors and of the Board Committees of which such non-employee director is a member in the preceding fiscal year.

         No option granted under the Directors Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

INDEMNIFICATION AND LIMITATION OF LIABILITY

         Delaware law authorizes a Delaware corporation to eliminate or limit the personal liability of a director to the corporation and its stockholders for monetary damages for breaches of certain fiduciary duties as a director. The Company believes that such a provision is beneficial in attracting and retaining qualified directors, and accordingly the Company's Certificate includes a provision eliminating liability for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction for which the director derived an improper personal benefit or certain other actions. Pursuant to Delaware law, directors of the Company are not insulated from liability for breach of their duty of loyalty or for claims arising under the federal securities laws. The foregoing provisions of the Certificate may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breaches of their fiduciary duties, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders.


                              CERTAIN TRANSACTIONS

         James R. Evans and Barbara L. Owens have personally guaranteed various child care facility lease payments and other obligations to third parties. As of July 31, 1995, the aggregate amounts of lease payments and other obligations guaranteed by Mr. Evans and Mrs. Owens were approximately $5,021,893 and $1,027,553, respectively. In addition, the Company leases equipment used in two child care centers and two vehicles from Mr. Evans and Ms. Owens. Monthly lease payments made by the Company under such leases to Mr. Evans and Ms. Owens in fiscal year 1995 were approximately $3,061 and $962, respectively. The prescribed lease rates reflected fair rental value at the time the leases were entered into.

         Both James R. Evans and Barbara L. Owens have employment agreements with the Company. See "EXECUTIVE COMPENSATION -- Employment Contracts."


         In early 1994, the Board of Directors approved the transfer to PSI of a portion of the Company's operations. Because of PSI's nonprofit status, PSI is eligible to receive certain grants and subsidies. Pursuant to the PSI Agreement, the Company provides PSI with management, administrative and operational services and educational programs. Additionally, pursuant to the PSI Agreement, the Company leases to PSI all of the equipment and other property necessary for the operation of the PSI's child care centers. Barbara L. Owens is the President and James R. Evans is the Vice President of

PSI. Dr. Richard Hinze, Mrs. Owens and Mr. Evans are directors of PSI. No directors or officers of the Company are members of PSI and none of them receive any compensation from PSI.

         The PSI Agreement stipulates that the Company is to receive an administrative services fee for providing the services described above. For fiscal 1995 and 1994, the administrative fees totaled $42,000 and $25,000, respectively. Pursuant to the PSI Agreement, the administrative fee equals 9% of PSI's adjusted gross revenues each month, subject to certain limitations. In addition, the Company receives lease payments of approximately $120,000 annually. During fiscal 1995, the Company agreed to defer future administrative fees and lease payments due from PSI (which in the aggregate are approximately $170,000 annually) until such time as PSI's cash flow is adequate to fund these fees, which the Company estimates will occur no sooner than 1998. In connection with this deferral, the accumulated amounts due from PSI at July 31, 1995 have been converted to a promissory note equal to the present value of the expected future payments to be received from PSI related to the balance of the receivable outstanding at July 31, 1995, over a period of seven years. This resulted in a reduction in the outstanding receivable balances through a charge to the provision for bad debts of $176,500. The promissory note bears interest at 8.0%, with monthly payments due beginning January 1998 through July 2002.

         All transactions between the Company and its officers, directors, principal stockholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and, in the future, will be approved by a majority of the Company's disinterested directors.


                             PRINCIPAL STOCKHOLDERS

         The following table sets forth the beneficial ownership of share of Common Stock and Series B Preferred Stock of the Company on September 30, 1995 by each director and Named Executive Officer, by all directors and executive officers as a group and by all persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock and Series B Preferred Stock on a combined basis. Each share of Series B Preferred Stock is convertible into one share of Common Stock.

         The percentage ownership information set forth in the right hand column of the following table has been computed in accordance with Securities and Exchange Commission ("SEC") guidelines as described in note (3). In accordance with such guidelines, the percentage ownership information shown for Michael J. Connelly, LN Investment Capital Limited Partnership and Lepercq Investment Limited Partnership - II reflects the outstanding voting power of holders of Series B Preferred Stock, which generally votes with the Common Stock on matters submitted for stockholder vote. See also note (4) to the table below.

                                                              Shares of Common and Series B
                                                            Preferred Stock Beneficially Owned
                                                        ------------------------------------------
                                                           Number of Shares            Percent of
Name and Address                                        Beneficially Held(1)(2)       Ownership(3)
----------------                                        -----------------------       ------------
James R. Evans                                                  744,910                   24.6%
9128 East San Salvador, Suite 200
Scottsdale, Arizona 85258

Barbara L. Owens                                                152,993                    5.0%
9128 East San Salvador, Suite 200
Scottsdale,  Arizona 85258

Ronald J. O'Connor                                                6,000                    0.2%
9128 East San Salvador, Suite 200
Scottsdale, Arizona  85258

Robert A. Rice                                                   22,188                    0.8%
c/o Prime Discount Securities, Inc.
559 Congress Street
Portland, Maine 04112

Dr. Richard H. Hinze                                             21,000                    0.7%
215 F. River Trail
Morganton, North Carolina  28655

Michael J. Connelly(4)                                        1,112,055                   32.4%

LN Investment Capital Limited Partnership(4)                    648,217                   20.1%

Lepercq Investment Limited Partnership - II(4)                  463,838                   14.8%
James Alexander                                                 157,325                    5.4%
P.O. Box 5583
Virginia Beach, Virginia 23455

John Rutkowski                                                  165,563                    5.6%
2828 North Central, Suite 1100
Phoenix, Arizona 85004                                          947,091                   29.4%

All directors and executive officers as a group
(5 persons)

--------------------------

(1) Includes presently exercisable options as follows: James R. Evans - 94,032; Barbara L Owens - 147,550; Robert A. Rice - 20,000; Dr. Richard H. Hinze - 20,000; Ronald J. O'Connor - 5,000; and all directors and executive officers as a group - 286,582.

(2) Includes presently exercisable Warrants as follows: James R. Evans - 1,018 (18 of such Warrants being held in a trust, of which Mr. Evans is the trustee, for the benefit of his children); Barbara L. Owens - 143 (9 of such Warrants being held in a trust, of which Ms. Owens is the trustee, for the benefit of her children); Robert A. Rice - 2,188; James Alexander - 5,625; John Rutkowski - 130; and all directors and executive officers as a group - 3,349.
                                         (Footnotes continued on following page)

(footnotes to table on preceding page)

(3) The percentages shown include the shares of Common Stock actually owned as of September 30, 1995, and the shares of Common Stock with respect to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to options, Warrants and the conversion of the Series B Preferred Stock. All shares of Common Stock that the identified person had the right to acquire within 60 days of September 30, 1995 upon the exercise of options or Warrants, or the conversion of the Series B Preferred Stock, are deemed to be outstanding when computing the percentage of the shares of Common Stock owned by such person, but are not deemed to be outstanding when computing the percentage of the shares of Common Stock owned by any other person.

(4) Michael J. Connelly does not directly own any shares of Common Stock; however, Mr. Connelly is the managing general partner of (i) LN Investment Capital Limited Partnership ("LNIC"), which owns 356,767 shares of Common Stock and 291,450 shares of Series B Preferred Stock and (ii) Lepercq Investment Limited Partnership - II ("LIP-II"), which owns 255,288 shares of Common Stock and 208,550 shares of Series B Preferred Stock. As a result, Mr. Connelly may be deemed to have beneficial ownership of the securities beneficially owned by such partnerships. Mr. Connelly disclaims beneficial ownership of such securities. LNIC and LIP-II collectively own all of the issued and outstanding Series B Preferred Stock. The number of shares disclosed as beneficially owned are amounts as reported in a Form 5 filed with the SEC on September 12, 1995. The address of each of Mr. Connelly, LNIC and LIP-II is c/o Lepercq Capital Management, Inc., 1675 Broadway, 16th Floor, New York, New York 10019.


                           DESCRIPTION OF SECURITIES

COMMON STOCK

        The Company's Certificate authorizes the issuance of 10,000,000 shares of Common Stock, par value of $.01 per share. Each share of Common Stock entitles the holder thereof to one vote in the election of directors and all other matters submitted to a vote of the Company's stockholders. Common stockholders do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in all dividends declared by the Board of Directors and in all assets available for distribution upon liquidation. Except for holders of Series B Preferred Stock, no holder of the Company's capital stock has any preemptive right to subscribe for or purchase additional shares of the Company's stock.

COMMON STOCK PURCHASE WARRANTS AND OPTIONS

        In 1987, in connection with its initial public offering, the Company issued Warrants to purchase 1,000,000 shares of the Company's Common Stock at an exercise price of $5.00 per share. The Warrants were originally scheduled to expire in 1989, and the Company has extended the expiration date of the Warrants on several occasions since their original expiration date. On September 21, 1995, the Company announced that it was extending the Warrant expiration one final time, through November 6, 1995, and reducing the exercise price of the Warrants to $1.00 per share. As a condition to the extension of the Warrants and a reduction of their exercise price, the Company provided that each holder of Warrants may exercise only one of every sixteen Warrants held. Accordingly, assuming all of the Warrants are exercised, the Company will be required to issue 62,500 shares of Common Stock to the holders of the Warrants. For a discussion of other options and warrants granted by the Company see "EXECUTIVE COMPENSATION -- Stock Option Plans" and Note 7 of Notes to Consolidated Financial Statements.

PREFERRED STOCK

        The Company's Certificate authorizes the issuance of 1,000,000 shares of Preferred Stock, par value $1.00 per share. The Company's Board of Directors, without further action by the Company's stockholders, may issue Preferred Stock in series and may, at the time of issuance, determine the rights, preferences and privileges of each series. Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends on Common Stock. Also, holders of Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of Common Stock. The issuance of Preferred Stock may be for the purpose of, or have the effect of, delaying, deferring or preventing a change in control of the Company without further action by the stockholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting powers of the holders of Common Stock, including the loss of voting control to others.

        SERIES A PARTICIPATING PREFERRED STOCK

        On March 2, 1995, the Company paid a distribution of a right to purchase one one-thousandth of a share of Series A Participating Preferred Stock (a "Right") for each share of Common Stock of the Company outstanding on such date (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Participating Preferred Stock, $1.00 par value, of the Company (the "Series A Preferred Stock"), subject to adjustment, at a price of $8.00 per one one-thousandth of a share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Preferred Shares Rights Agreement (the "Rights Agreement") dated as of February 10, 1995 between the Company and American Securities Transfer, Incorporated, as Rights Agent (the "Rights Agent").

        The Rights approved by the Board are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquiror to take over the Company in a manner or on terms not approved by the Board of Directors. Takeover attempts frequently include coercive tactics to deprive a corporation's board of directors and its stockholders of any real opportunity to determine the destiny of the corporation. The Rights have been declared by the Board in order to deter such tactics, including a gradual accumulation of shares in the open market of a 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally.

        The Rights are not intended to prevent a takeover of the Company and will not do so; however, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company's Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

        The Rights will become exercisable upon the earlier of: (i) 10 days (or such later date as may be determined by a majority of the Board of Directors, excluding directors affiliated with the Acquiring Person, as defined below (the "Continuing Directors")) following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock of the Company (an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by a majority of the Continuing Directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Stock of the Company. The earlier of such dates is referred to as the "Distribution Date."

        All Common Stock issued prior to the Distribution Date will be issued with Rights. Common Stock issued after the Distribution Date may be issued with Rights if such shares are issued (i) upon the conversion of securities issued after adoption of the Rights Agreement, including shares of Common Stock issued upon conversion of the Series C Preferred Stock offered hereby or (ii) pursuant to the exercise of stock options or under employee benefit plans unless such issuance would result in (or create a risk that) such options or plans would not qualify for otherwise available special tax treatment. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights. The Rights will expire on March 2, 2005 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company or expire upon consummation of certain mergers, consolidations or sales of assets. Following the Distribution Date, and until the occurrence of one of the subsequent events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of $8.00 per Right, one one-thousandth of a share of Series A Preferred Stock.

        At any time after an event triggering the rights to acquire stock described below and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment). Unless the Rights are earlier redeemed or exchanged, in the event that an Acquiring Person becomes such, other than pursuant to a tender offer which is made for all of the outstanding Common Stock of the Company and approved by a majority of the Continuing Directors after determining that the offer is both adequate and otherwise in the best interests of the Company and its stockholders (a "Permitted Offer"), then proper provision will be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of Common Stock having a value equal to two times the Purchase Price. Rights are not exercisable following the occurrence of an event described above until such time as the Rights are no longer redeemable by the Company as set forth below. In the event that the Company does not have sufficient Common Stock available for all Rights to be exercised, or the Board decides that such action is necessary and not contrary to the interests of Rights holders, the Company may instead substitute cash, assets or other securities for the Common Stock into which the Rights would have otherwise been exercisable.

        Similarly, unless the Rights are earlier redeemed or exchanged, in the event that, after the Shares Acquisition Date (as defined below), (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which the Company's outstanding Common Stock is changed or exchanged for stock or assets of another person or (ii) 50% or more of the Company's consolidated assets or earning power are sold (other than through transactions in the ordinary course of business), proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the

Purchase Price (unless the transaction satisfies certain conditions and is consummated with a person who acquired shares pursuant to a Permitted Offer, in which case the Rights will expire).

        Series A Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series A Preferred Stock will be entitled to an aggregate dividend of 1,000 times the dividend declared per each share of Common Stock. In the event of liquidation, the holders of the Series A Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share and, depending upon the amount of proceeds to be distributed, will share with the holders of the Common Stock in such distribution. Each share of Series A Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is changed or exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the amount received per share. These rights are protected by customary anti-dilution provisions.

        At any time on or prior to the close of business on the earlier of (i) the 10th day following the acquisition by an Acquiring Person (the "Shares Acquisition Date") of 15% or more of the Company's outstanding Common Stock or such later date as may be determined by a majority of the Continuing Directors and publicly announced by the Company or (ii) the Final Expiration Date of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right ("Redemption Price").

        SERIES B PREFERRED STOCK

        The Board of Directors of the Company has authorized the issuance of 500,000 shares of Series B Preferred Stock, all of which were issued and outstanding on September 30, 1995.

        The Series B Preferred Stock ranks senior in dividend rights and liquidation preference to all other series of Preferred Stock and the Common Stock of the Company. The holders of the Series B Preferred Stock are entitled to receive, out of any assets of the Company legally available therefor, cumulative dividends at a rate of $.10 per share per annum, payable quarterly on March 31, June 30, September 30 and December 31 of each year. Upon any liquidation, dissolution or winding up of the Company, the Company may not make any distribution to the holders of any series of Preferred Stock or the Common Stock unless prior thereto, the holders of Series B Preferred Stock have received an amount equal to $1.00 per share, plus an amount equal to the accrued and unpaid dividends and distributions thereon.

        At any time, the holders of the Series B Preferred Stock have the right, at their option, to convert each share of Series B Preferred Stock into
one share of Common Stock.   The conversion price of the Series B Preferred
Stock is subject to adjustment from time to time if the Company issues additional shares of Common Stock, convertible securities, options, warrants or similar rights at prices less than the conversion price for the Series B Preferred Stock. In addition, the conversion price for the Series B Preferred Stock may be adjusted for certain stock splits, stock dividends, combinations, reclassifications and similar events.

        Generally, the holders of shares of Series B Preferred Stock together with the holders of the Common Stock and Series C Preferred Stock will vote as one class on all matters submitted to a vote of stockholders of the Company. Without the advance consent of the holders of two-thirds of the Series B Preferred Stock, the Company may not amend its Certificate in any manner that would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock.

        Unless previously converted, all or any portion of the Series B Preferred Stock may be redeemed on a pro rata basis by the Company at its election from the holders of such Series B Preferred Stock at any time; provided, however, that the Company may not redeem the Series B Preferred Stock unless the average of the closing bid prices per share of Common Stock have equaled or exceeded $3.00 or more for any twenty (20) consecutive trading days ending two days prior to the date on which a redemption notice is given by the Company. The price at which the Series B Preferred Stock may be redeemed is $1.00 per share together with all dividends accrued but unpaid thereon, but computed without interest, through the date of such redemption. Each holder of Series B Preferred Stock has the right to require the Company to redeem the shares of Series B Preferred Stock held by such holder together with all dividends accrued and accumulated but unpaid thereon if, among other things, there is a sale or merger of the Company or if the Company (i) defaults on the payment of any dividends on the Series B Preferred Stock and such default has continued for a period of ten days, (ii) defaults on the payment of its indebtedness or certain other obligations, (iii) is unable to pay its debts as they become due or (iv) files a petition in bankruptcy.

        Pursuant to an agreement with the holders of the Series B Preferred Stock, as long as at least 125,000 shares of Common Stock (assuming conversion of the Series B Preferred Stock) is held by such holders, the Company has agreed to use its reasonable best efforts to cause the Board of Directors of the Company to include at least one designee of such holders if the Board of Directors consists of less than five members, and two designees if the Board of Directors consists of five or more members. At present, the holders of the Company's Series B Stock have not requested that the Company include their designee on the Board or Directors. In addition to the foregoing rights, the Company has also granted to the holders of the Series B Stock a right to purchase a pro rata portion of any securities privately placed by the Company as well as certain demand and piggyback registration rights.

        SERIES C PREFERRED STOCK

        The Series C Preferred Stock ranks junior in dividend rights and liquidation preference to the Company's Series B Preferred Stock, but senior to all other series of Preferred Stock and the Common Stock of the Company. Subject to the superior rights of the Series B Preferred Stock, the holders of the Series C Preferred Stock are entitled to receive, out of any assets of the Company legally available therefor, cumulative dividends at a rate of 9% per annum (the "Dividend Rate") on the total dollar amount of the consideration paid (the "Original Purchase Price") to the Company for each share of Series C Preferred Stock (the "Dividend Amount"). Such dividends are payable quarterly on the Quarterly Dividend Payment Date (as hereinafter defined), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of Series C Preferred Stock. Dividends on each share of Series C Preferred Stock accrue and are cumulative from the date of issuance thereof to the redemption date or the conversion date of each such share, as applicable and whichever first occurs, whether or not there are any profits, surplus or other funds of the Company legally available for the payment of such dividends at the time such dividends accrue and whether or not such dividends are declared. Dividends are payable on each share of Series C Preferred Stock on the last day of each September, December, March and June of each year (the "Quarterly Dividend Payment Date") to the holder of record on the date thirty (30) days prior to such Quarterly Dividend Payment Date. During the first year following the first issuance of a share of Series C Preferred Stock (the "Original Issue Date"), dividends on the Series C Preferred Stock will be paid in cash. Following the first anniversary of the Original Issue Date, the Company has the option to pay all future dividends either in cash or in shares of Common Stock of the Company having a "Fair Market Value" equal to the Dividend Amount. "Fair Market Value" means the average closing bid prices of the Common Stock of the Company as reported in the Wall Street Journal for the ten (10) trading days ending five (5) trading days prior to the Quarterly Dividend Payment Date (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System or other principal market for the Common Stock) or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value shall be the average of the closing prices of the Common Stock of the Company on such exchange as reported in the Wall Street Journal for the ten (10) trading days ending five (5) trading days prior to the Quarterly Dividend Payment Date.

        Generally, the holders of shares of Series C Preferred Stock together with the holders of the Common Stock and Series B Preferred Stock vote as one class on all matters submitted to a vote of stockholders of the Company. Without the advance consent of the holders of a majority of the Series C Preferred Stock, the Company may not (i) alter or change any rights, privileges or preferences of the Series C Preferred Stock, (ii) increase or decrease the authorized number of shares of Series C Preferred Stock, (iii) authorize, issue or create (by reclassification or otherwise) shares of any class or series of stock equal in priority to or having any preference over the Series C Preferred Stock with respect to dividends or liquidation payments, (iv) amend or waive any provision of the Certificate or Bylaws of the Company relative to the Series C Preferred Stock, (v) authorize or approve any liquidation or dissolution of the Company, (vi) authorize or approve any merger or consolidation of the Company, or (vii) authorize or approve any sale or transfer of all or substantially all of the assets of the Company. Each share of Series C Preferred Stock issued and outstanding has that number of votes equal to the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible, as of the record date set by the Board of Directors for the determination of any holders of any class of securities entitled to vote on such matter.

        Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full or set aside for payment, the Company may not (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, (ii) declare or pay dividends on, make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled, (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Preferred Stock or (iv) purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock have been in arrears for two or more quarters, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full or set aside for payment, and so long as no less than 100,000 shares of Series C Preferred Stock are outstanding (appropriately adjusted for any recapitalizations, stock splits, stock combinations, stock dividends and the like), the holders of a majority of the outstanding shares of Series C Preferred Stock shall be entitled to elect two
(2) directors to the Company's Board of Directors.

        At any time, the holders of the Series C Preferred Stock have the right, at their option, to convert any number of shares of Series C Preferred Stock into shares of Common Stock in an amount determined by dividing the Original Purchase Price of the Series C Preferred Stock by $3.00 (the "Conversion Price"). The Conversion Price is subject to adjustment from time to time if the Company issues additional shares of Common Stock, convertible securities, options, warrants or similar rights at prices less than the Conversion Price. In addition, the Conversion Price may be adjusted for certain stock splits, stock dividends, combinations, reclassifications and similar events.

        Subject to the superior rights of the holders of the Series B Preferred Stock, upon any voluntary liquidation, dissolution or winding up of the Company, the Company may not make any distribution to the holders of shares of stock ranking junior (either as to payment of dividends or with respect to distributions upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of Series C Preferred Stock have received an amount equal to the Original Purchase Price of the shares of Series C Preferred Stock purchased, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Preferred Stock Liquidation Preference").
Following the payment of the full amount of the Series C Preferred Stock Liquidation Preference, no additional distributions may be made to the holders of Series C Preferred Stock. If there are not sufficient assets available to permit payment in full of the Series C Preferred Stock Liquidation Preference and the liquidation preferences of all other classes and/or series of Preferred Stock, if any, which rank on a parity with the Series C Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

        In the event of any consolidation or merger of the Company with or into another corporation, or of any sale or conveyance to another corporation of all or substantially all the property of the Company, in any of which transactions the holders of Common Stock receive shares of stock, other securities, cash or property receivable upon such consolidation, merger, sale or conveyance other than Common Stock, each holder of Series C Preferred Stock then outstanding and thereafter remaining outstanding has the right to convert each share of Series C Preferred Stock held by him into the kind and amount of shares of stock, other securities, cash or property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series C Preferred Stock could have been converted immediately prior to the record date applicable to such consolidation, merger, sale or conveyance, and shall have no other conversion rights. In any such event, the Company will make effective provision for the protection of the conversion rights of the holders of the Series C Preferred Stock that are not so converted, which will thereafter be applicable to any such other shares of stock, other securities, cash or property deliverable upon conversion of the shares of the Series C Preferred Stock remaining outstanding or other convertible stock or securities received by the holders in place thereof.

        Unless previously converted, all or any portion of the Series C Preferred Stock together with all dividends accrued but unpaid on such Series C Preferred Stock computed to the redemption date may be redeemed on a pro rata basis by the Company at its election from the holders of such Series C Preferred Stock at any time and from time to time; provided, however, that the Company may not redeem the Series C Preferred Stock unless the average of the closing asked prices per share of Common Stock has equaled or exceeded 150% or more of the Conversion Price of the Series C Preferred Stock for any twenty
(20) consecutive trading days ending within five days immediately prior to the date on which a redemption notice is given by the Company. Notwithstanding the foregoing, the holders of the Series C Preferred Stock will have the right to convert the Series C Preferred to Common Stock for a period of thirty (30) days following notice of redemption.

SPECIAL VOTING AND OTHER PROVISIONS

        Stockholders' rights and related matters are governed by the Delaware corporate laws, the Certificate and the Bylaws of the Company. Certain provisions of the Certificate and Bylaws which are summarized below may affect potential changes in control of the Company. The Board of Directors believes that these provisions are in the best interests of stockholders because they will encourage a potential acquiror to negotiate with the Board of Directors, which will be able to consider the interests of all stockholders in a change-in-control situation. However, the cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management more difficult.

        The Certificate provides for the approval of the holders of 66 2/3% of the outstanding voting stock of the Company for a merger or a consolidation with, or a sale by the Company of all or substantially all of its assets to, any person, firm or corporation, or any group thereof, which owns, directly or indirectly, 5% or more of any class of voting securities of the Company (an "Interested Person"). In addition, such 66 2/3% approval is required with respect to other transactions involving any such Interested Person, including, among other things, purchases by the Company or any of its subsidiaries of all or substantially all of the assets or stock of an Interested Person and any other transaction with an Interested Person which requires stockholder approval under Delaware law. The 66 2/3% voting requirement is not applicable to any transaction approved by the Company's Board of Directors if a majority of the members of the Board of Directors voting to approve such transaction were elected prior to the date on which the other party became an Interested Person.

        The Certificate provides that each director will serve for a three-year term and that approximately one-third of the directors are to be elected annually. The Company may have three to nine directors as determined from time to time by the Board, which currently consists of four members. Between stockholder meetings, the Board may appoint new directors to fill vacancies or newly created directorships. A director may be removed from office only for cause and only by the affirmative vote of 50% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors.

        The Certificate further provides that stockholder action must be taken at a meeting of stockholders and may not be effected by any consent in writing. Special meetings of stockholders may be called only by the President or a majority of the Board of Directors. If a stockholder wishes to propose an agenda item for consideration, he must give a brief description of each item and written notice to the Company not less than 60 nor more than 90 days prior to the meeting unless less than 70-days prior notice of a stockholders meeting is given to stockholders, in which case stockholders have ten days from the date of notice of such meeting to be considered for inclusion in the agenda of such meeting.

        The Certificate generally provides that the foregoing provisions of the Certificate and Bylaws may be amended or repealed only with the affirmative vote of at least 66 2/3% of the shares entitled to vote. These provisions exceed the usual majority vote requirement of Delaware law and are intended to prevent the holders of less than 66 2/3% of the voting power from circumventing the foregoing terms by amending the Certificate or Bylaws. These provisions, however, enable the holders of more than 33 1/3% of the voting power to prevent amendments to the Certificate or Bylaws even if there were favored by the holders of a majority of the voting power.

        The effect of such provisions of the Company's Certificate and Bylaws may be to make more difficult the accomplishment of a merger or other takeover or change in control of the Company. To the extent that these provisions have this effect, removal of the Company's incumbent Board of Directors and management may be rendered more difficult. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for Common Stock and in so doing may diminish the market value of the Common Stock. The Company is not aware of any proposed takeover attempt or any proposed attempt to acquire a large block of Common Stock.

DIRECTOR AND OFFICER INDEMNIFICATION

        Section 12 of the Company's Certificate limits, to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"), as amended, directors' personal liability to the Company or its stockholders for monetary damages or breach of fiduciary duty. Section 145 of the DGCL enables a corporation to eliminate or limit personal liability of members of its board of directors for violations of their fiduciary duty of care. However, Delaware law does not permit the elimination of a director's liability for engaging in intentional misconduct or fraud, knowingly violating a law, for any transaction from which the director derived an improper personal benefit or for unlawfully paying a distribution. The statute has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

        Section 12 of the Company's Certificate and Article V of the Company's Bylaws require indemnification of directors and officers of the Company to the fullest extent permitted by the DGCL for claims against them in their official capacities, including stockholders' derivative actions.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TRANSFER AGENT

        The Transfer Agent for the Common Stock and Series C Preferred Stock is American Securities Transfer, Incorporated.

REGISTRATION RIGHTS

        The Representatives have certain registration rights with respect to the securities underlying the Representatives' Warrants. Any exercise of such registration rights by the Representatives may result in dilution of the interest in the Company of then present stockholders, hinder efforts by the Company to arrange future financings of the Company and have an adverse effect on the market price of the Company's Common Stock and Series C Preferred Stock.


                                  UNDERWRITING

        The Underwriters named below have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the number of shares of Series C Preferred Stock set forth opposite their names below.

                                                                      Number of
Underwriter                                                             Shares
-----------                                                           ---------
W. B. McKee Securities, Inc.  . . . . . . . . . . . . . . . . . . .
South Coast Financial Securities, Inc.  . . . . . . . . . . . . . .


        Subject to the terms and conditions of the Underwriting Agreement, the Underwriters have agreed to purchase from the Company, and the Company has agreed to sell to the Underwriters, 333,333 shares of the Company's Series C Preferred Stock and an additional 50,000 shares of Series C Preferred Stock to cover Over-Allotments, if any.

        The nature of the Underwriters' obligations are such that all of the Series C Preferred Stock must be purchased if any shares of Series C Preferred Stock are purchased (exclusive of the shares of Series C Preferred Stock subject to the Over-Allotment Option described below). Such obligation is subject, however, to various conditions, including the approval of certain legal matters by counsel.

        The Underwriters propose to offer part of the shares of Series C Preferred Stock directly to the public at the price set forth on the cover page of the Prospectus. They may allow a concession of up to __% of the public offering price of the Series C Preferred Stock to selected dealers who are members of the National Association of Securities Dealers, Inc. and to certain foreign dealers. Such dealers will be permitted to sell the Series C Preferred Stock directly to the public, but not to other dealers or brokers without the consent of the Underwriters. The Underwriters do not intend to confirm sales to any account over which they have discretionary authority.

        The Company has agreed to indemnify the Underwriters against certain liabilities that may be incurred in connection with this offering, including certain civil liabilities under the Securities Act.

        The Company has granted to the Underwriters the option, exercisable at any time within 45 days after the date of this Prospectus, to purchase from the Company up to 50,000 additional shares of Series C Preferred Stock solely for the purpose of covering over-allotments in the sale of 333,333 shares of Series C Preferred Stock initially offered hereby. To the extent that the option is exercised, the Underwriters will be committed, subject to certain conditions, to purchase the additional shares of Series C Preferred Stock and to offer such additional shares of Series C Preferred Stock to the public, all at the same prices and on the same terms as those applicable to the 333,333 shares of Series C Preferred Stock initially offered hereby.

        The Company has agreed, upon completion of this offering, to sell to the Representatives, for an aggregate price of $100, warrants to purchase up to 38,333 shares of Series C Preferred Stock (the "Representatives' Warrants"). The Representatives' Warrants will be exercisable for a five-year term commencing one year after the date of this Prospectus at an exercise price of $18.00 per share. The Representatives' Warrants will be transferable to the extent permitted under the rules of the NASD and applicable federal and state law. If the Company files a registration statement under the provisions of the Securities Act relating to an offering of securities, the holders of the Representatives' Warrants or underlying securities will have the right, subject to certain conditions, to include in such registration statement, at the Company's expense, all or part of the Series C Preferred Stock underlying the Representatives' Warrants or the Common Stock into which the Series C Preferred Stock is converted. Additionally, at any time after the one-year period following the effective date of the Registration Statement and within the following four-year period, the holders of a majority of the Representatives' Warrants and the shares underlying such Representatives' Warrant may require the Company to register or qualify the issued or issuable Series C Preferred Stock or Common Stock underlying the Representatives' Warrants at the Company's expense. The number of shares of Series C Preferred Stock covered by the Representatives' Warrants and the exercise price thereof are subject to adjustment upon certain events to prevent dilution.

        For the life of the Representatives' Warrants, the holders will have the opportunity to profit from a rise in the market price of the Company's Series C Preferred Stock above the exercise price of the Representatives' Warrants. Any profit realized by the holders upon the sale of the Representatives' Warrants or the securities issuable thereunder may be deemed additional underwriting compensation. If the Representatives' Warrants are exercised, the voting and equity interests of the Company's stockholders will be diluted. The Company may find that the terms on which it could obtain additional capital may be adversely affected while the Representatives' Warrants are outstanding.

        The Company has agreed to pay the Representatives a non-accountable expense allowance equal to 3% of the aggregate public offering price of the Series C Preferred Stock, including Series C Preferred Stock sold pursuant to the Over-Allotment Option, of which $25,000 has been paid.

        The Underwriting Agreement also (i) obligates the Company, for a three-year period, to advise the Representatives of any intention to publicly offer or privately place any securities, and (ii) grants to South Coast Financial Securities, Inc. a three-year right of first refusal to participate, as the managing underwriter, co-managing underwriter or placement agent, on terms available to the Company from others, in any public offering or private placement of the Company's securities.

        The Company has agreed not to offer or sell any of its securities for a period of one year from the date of this Prospectus, without the prior written consent of the Representatives. Each of the directors and officers of the Company have agreed not to sell, grant any option for sale, or otherwise dispose of, directly or indirectly, any shares of the Company's Common Stock or any security convertible into Common Stock for a period of one year from the date of this Prospectus, without the prior written consent of the Representatives.

        The price at which the shares of Series C Preferred Stock are being offered to the public has been determined by negotiation between the Company and the Representatives. Among the factors considered in determining the price of the Series C Preferred Stock were the Company's current financial condition and prospects and the general condition of the securities market. However, the public offering price of the Series C Preferred Stock does not necessarily bear any relationship to the Company's assets, book value, earnings or any other established criterion of value.

        The foregoing is a brief summary of certain provisions of the Underwriting Agreement and does not purport to be a complete statement of its terms and conditions. A copy of the Underwriting Agreement is on file with the Securities and Exchange Commission as an exhibit to the Registration Statement of which this Prospectus forms a part. See "AVAILABLE INFORMATION."


                                 LEGAL MATTERS

        Certain legal matters will be passed upon for the Company by Squire, Sanders & Dempsey, of Phoenix, Arizona. Certain legal matters will be passed upon for the Underwriters by Hewitt & McGuire, of Irvine, California.

                                    EXPERTS

        The financial statements included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of Sunrise Preschools, Inc.:

We have audited the accompanying consolidated balance sheet of Sunrise Preschools, Inc. (a Delaware corporation) and subsidiary as of July 31, 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the two years in the period ended July 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunrise Preschools, Inc. and subsidiary as of July 31, 1995, and the results of their operations and their cash flows for each of the two years in the period ended July 31, 1995 in conformity with generally accepted accounting principles.



                                              ARTHUR ANDERSEN LLP



Phoenix, Arizona,
October 2, 1995.

                    SUNRISE PRESCHOOLS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                 JULY 31, 1995

                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents (Note 2)                                                        $   581,311
  Accounts receivable, net of allowance for doubtful accounts of $20,000                        379,253
  Prepaid expenses (Note 2)                                                                      96,242
  Deferred tax asset, current portion (Note 10)                                                 109,000
  Inventory and supplies                                                                         16,376
                                                                                            -----------
               Total current assets                                                           1,182,182

  Property and equipment, net (Note 4)                                                          642,143
  Property and equipment leased to PSI, net (Notes 3 and 4)                                     514,126
  Deferred tax asset, net of current portion (Note 10)                                          586,000
  Note receivable from PSI (Note 3)                                                             256,251
  Deposits and other assets                                                                     153,044
                                                                                            -----------
               Total assets                                                                 $ 3,333,746
                                                                                            ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                                          $   125,628
  Accrued expenses (Note 2)                                                                     302,259
  Dividends payable on preferred stock (Note 9)                                                 265,833
  Notes payable and capital leases, current portion (Notes 5 and 6)                             136,618
  Deferred rent, current portion (Note 7)                                                        96,241
  Deferred gain on sale and leaseback of preschool facilities, current portion (Note 8)          45,003
                                                                                            -----------
               Total current liabilities                                                        971,582
                                                                                            -----------

NOTES PAYABLE AND CAPITAL LEASES, net of current portion (Notes 2, 5 and 6)                     429,402
                                                                                            -----------

DEFERRED RENT, net of current portion (Note 7)                                                  416,787
                                                                                            -----------

DEFERRED GAIN ON SALE AND LEASEBACK OF PRESCHOOL FACILITIES,
  net of current portion (Note 8)                                                               132,651
                                                                                            -----------

COMMITMENTS AND CONTINGENCIES (Notes 7, 12 and 13)

SHAREHOLDERS' EQUITY (Notes 7, 9, 12 and 13):
Preferred stock, $1 par value - 1,000,000 shares authorized,
  500,000 shares issued and outstanding                                                         500,000
Common stock, $.01 par value 10,000,000 shares authorized,
  2,935,894 shares issued and outstanding                                                        29,359
Paid-in capital                                                                               3,602,406
Accumulated deficit                                                                          (2,748,441)
                                                                                            -----------
               Total shareholders' equity                                                     1,383,324
                                                                                            -----------
               Total liabilities and shareholders' equity                                   $ 3,333,746
                                                                                            ===========

The accompanying notes are an integral part of this consolidated balance sheet.

                    SUNRISE PRESCHOOLS, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                   FOR THE YEARS ENDED JULY 31, 1995 AND 1994

                                  (SEE NOTE 3)

                                                       1995             1994
                                                   -----------      ------------
OPERATING REVENUE                                  $ 9,715,023      $ 10,625,044
                                                   -----------      ------------

OPERATING EXPENSES:
 Payroll                                             4,730,962         5,443,665
 Facilities and maintenance                          2,975,916         3,303,949
 General and administrative                          1,396,660         1,399,790
                                                   -----------      ------------

             Total operating expenses                9,103,538        10,147,404
                                                   -----------      ------------

INCOME FROM OPERATIONS                                 611,485           477,640
                                                   -----------      ------------

OTHER INCOME (EXPENSE):
 Interest expense, net                                 (38,919)          (73,404)
 Other income                                           14,286             1,055
                                                   -----------      ------------

             Total other income (expense)              (24,633)          (72,349)
                                                   -----------      ------------

INCOME BEFORE INCOME TAXES                             586,852           405,291

INCOME TAX BENEFIT (Note 10)                           220,000           475,358
                                                   -----------      ------------

NET INCOME                                         $   806,852      $    880,649
                                                   ===========      ============

NET INCOME AVAILABLE FOR COMMON STOCK (Note 2)     $   756,852      $    830,649
                                                   ===========      ============

NET INCOME PER COMMON SHARE AND
 COMMON SHARE EQUIVALENT (Note 2):
        Primary                                    $       .29      $        .33
                                                   ===========      ============

        Fully diluted                              $       .25      $        .29
                                                   ===========      ============

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES AND COMMON
 SHARE EQUIVALENTS OUTSTANDING:
        Primary                                      2,620,632         2,495,015
                                                   ===========      ============

        Fully diluted                                3,208,075         3,045,093
                                                   ===========      ============


  The accompanying notes are an integral part of these consolidated financial statements.

                    SUNRISE PRESCHOOLS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                   FOR THE YEARS ENDED JULY 31, 1995 AND 1994

                               Preferred Stock        Common Stock
                           ---------------------  --------------------
                           Outstanding            Outstanding            Paid-in    Accumulated
                             Shares      Amount     Shares      Amount   Capital      Deficit         Total
                           -----------  --------  -----------  -------  ----------  ------------  ------------
BALANCE AT JULY 31, 1993       500,000  $500,000    2,435,894  $24,359  $3,141,221  $(4,335,942)  $  (670,362)

   Dividends payable on
    preferred stock               --        --           --       --          --        (50,000)      (50,000)

   Net income                     --        --           --       --          --        880,649       880,649
                               -------  --------    ---------  -------  ----------  -----------   -----------

BALANCE AT JULY 31, 1994       500,000   500,000    2,435,894   24,359   3,141,221   (3,505,293)      160,287

   Exercise of warrants           --        --        500,000    5,000     461,185         --         466,185

   Dividends payable on
    preferred stock               --        --           --       --          --        (50,000)      (50,000)

   Net income                     --        --           --       --          --        806,852       806,852
                               -------  --------    ---------  -------  ----------  -----------   -----------
BALANCE AT JULY 31, 1995       500,000  $500,000    2,935,894  $29,359  $3,602,406  $(2,748,441)  $ 1,383,324
                               =======  ========    =========  =======  ==========  ===========   ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                    SUNRISE PRESCHOOLS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   FOR THE YEARS ENDED JULY 31, 1995 AND 1994

                                                                          1995           1994
                                                                       ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                             $ 806,852      $ 880,649
                                                                       ---------      ---------
  Adjustments to reconcile net income to net
  cash provided by operating activities-
    Depreciation and amortization                                        295,955        290,582
    Amortized gain on sale of real estate                                (45,003)       (45,003)
    Income tax benefit                                                  (220,000)      (475,358)
    Amortization of deferred rent                                        (74,188)       (82,704)
    Provision for doubtful accounts                                      242,633         46,487
    Gain on disposal of property and equipment                           (14,286)        (1,055)
  Changes in assets and liabilities-
    Increase in accounts receivable                                     (141,024)       (42,793)
    (Increase) decrease in prepaid expenses                              (69,053)        57,013
    Decrease in inventory and supplies                                    13,646         42,846
    (Increase) decrease in deposits and other assets                     (66,787)           433
    Decrease in accounts payable                                         (13,555)      (125,857)
    Decrease in accrued expenses                                         (59,652)       (58,009)
                                                                       ---------      ---------

               Total adjustments                                        (151,314)      (393,418)
                                                                       ---------      ---------

               Net cash provided by operating activities                 655,538        487,231
                                                                       ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                   (354,308)       (82,544)
  Proceeds from disposal of property and equipment                        53,322          5,308
                                                                       ---------      ---------

               Net cash used in investing activities                    (300,986)       (77,236)
                                                                       ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from exercise of warrants                                     466,185           --
  Proceeds from notes payable                                            254,192           --
  Payments on lines of credit                                           (100,000)          --
  Increase in note receivable from Preschool Services, Inc.             (335,253)       (97,498)
  Payments on notes payable and capital leases                          (160,146)      (231,169)
                                                                       ---------      ---------

               Net cash provided by (used in) financing activities       124,978       (328,667)
                                                                       ---------      ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                479,530         81,328

CASH AND CASH EQUIVALENTS, beginning of year                             101,781         20,453
                                                                       ---------      ---------

CASH AND CASH EQUIVALENTS, end of year                                 $ 581,311      $ 101,781
                                                                       =========      =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest                               $  38,919      $  73,438
                                                                       =========      =========

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
  Capital lease obligations of $22,234 and $47,134 during fiscal 1995 and 1994, respectively, were incurred when the Company entered into lease agreements for equipment.


  The accompanying notes are an integral part of these consolidated financial statements.

                    SUNRISE PRESCHOOLS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 JULY 31, 1995


(1)  ORGANIZATION AND OPERATIONS:

Sunrise Preschools, Inc. (the Company) was incorporated in the State of Delaware in May 1987, and currently operates 27 child care centers in Arizona and Hawaii (see Note 3).

The Company is successor to Venture Educational Programs, Inc., an Arizona corporation formed in 1980, and Sunrise Preschools, Inc., an Arizona corporation, formed in 1985. The Company has one wholly owned subsidiary, Sunrise Preschools Hawaii, Inc., formed in fiscal 1990. Another subsidiary, Sunrise Holdings, Inc., formed in fiscal 1987, was dissolved effective September 10, 1994.

Effective February 1, 1994, a portion of the Company's operations were transferred to a Hawaii nonprofit corporation, Preschool Services, Inc. (PSI). Because of PSI's nonprofit status, PSI is eligible to receive certain grants and subsidies. The Company provides PSI with management, administration, educational programs and operation of PSI's preschools (see Note 3). The results of operations of the schools transferred to PSI subsequent to February 1, 1994 are not included in the accompanying consolidated financial statements.

During fiscal 1994, the Company expanded its child care operations by opening four additional sites through cooperative efforts with various outside parties. One additional site was also opened in fiscal 1995. These ventures required a minimal capital investment by the Company while expanding its licensed capacity by approximately 165 children. Management is continuing to pursue various expansion opportunities, including these types of cooperative ventures.

In fiscal 1995, cash flow from the operations of the child care centers operated by Sunrise was sufficient to meet normal operating requirements of these child care centers plus the corporate office expenses. Should the Company decide to pursue additional expansion, alternative sources of capital would be necessary (see Note 13).

The Company's operations are subject to certain risks inherent in a business enterprise. See a description of these risks in RISK FACTORS in this Prospectus.


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     (a)   BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of Sunrise Preschools, Inc. and Sunrise Preschools Hawaii, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

     (b)   CASH AND CASH EQUIVALENTS

All short-term investments with a maturity of three months or less when purchased are considered to be cash equivalents. Cash equivalents, which consist primarily of government securities and other short-term investments, are stated at the lower of aggregate cost or market and totaled $508,518 at July 31, 1995.

     (c)   PREPAID EXPENSES

Prepaid expenses include prepaid insurance of $61,751.

     (d)   DEPRECIATION AND AMORTIZATION

Property and equipment are recorded at cost and depreciated over the estimated useful lives of the related assets, which range from three to twelve years. Leasehold improvements are amortized over the shorter of either the asset's useful life or the related lease term. Depreciation is computed on the straight-line method for financial reporting purposes and on the modified accelerated cost recovery system (MACRS) for income tax purposes.

     (e)   ACCRUED EXPENSES

Accrued expenses include compensation and related benefits of $174,587.

     (f)   NET INCOME PER SHARE

Primary net income per share is computed by dividing net income available for common stock (net income less accrued dividends for the period on Series B Preferred Stock) by the weighted average number of common shares and common share equivalents outstanding during the period. Shares issuable upon the exercise of warrants and employee stock options that are considered antidilutive are not included in the weighted average number of common shares and common share equivalents outstanding.

Fully diluted net income per share assumes the conversion of the Series B Preferred Stock into 500,000 shares of common stock.

The Company has entered into a letter of intent for the sale of up to 333,333 shares of Series C Preferred Stock (Series C); see Note 13. Each share of Series C is convertible into five shares of the Company's common stock. If the Series C had been issued and converted as of the beginning of fiscal 1995, fully diluted net income per share would have been $.17.

     (g)   BASIS OF PRESENTATION

The fiscal year of the Company consists of eight four-week periods and four five-week periods. Each quarter of the Company's fiscal year consists of two four-week periods and one five-week period. The Company's fiscal year ends on the Saturday nearest July 31 of each year. However, for clarity of presentation, all information has been presented as if the fiscal year ended on July 31.

Certain reclassifications have been made to amounts previously reported for fiscal 1994 to conform with the fiscal 1995 presentation.

     (h)   CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with federally insured institutions and limits the amount of credit exposure to any one institution.

Concentrations of credit risk with respect to accounts receivable is limited due to the large number of customers comprising the Company's customer base.
As a result, at July 31, 1995, the Company does not consider itself to have any significant concentrations of credit risk with respect to accounts receivable (see Note 3).


(3)  PRESCHOOL SERVICES, INC.:

In January 1994, the Board of Directors approved the transfer of a portion of the Company's operations to Preschool Services, Inc. (PSI), a Hawaii nonprofit corporation. Because of PSI's nonprofit status, PSI is eligible to receive certain grants and subsidies. The Company provides PSI with management, administration and educational programs for PSI's child care centers and leases substantially all of the equipment and other property necessary for the operation of the related child care centers to PSI under an Administrative Services Agreement, License and Equipment Lease (the PSI Agreement). The PSI Agreement stipulates that the Company is to receive an administrative services fee (the Administrative Fee) for providing the services described above. For fiscal 1995 and 1994, the Administrative Fee totaled $42,000 and $25,000, respectively. Pursuant to the PSI Agreement, the Administrative Fee equals 9% of PSI's adjusted gross revenues each month, subject to certain limitations. In addition, the Company receives lease payments of approximately $120,000 annually. During fiscal 1995, the Company agreed to defer future Administrative Fees and lease payments due from PSI (which are an aggregate of approximately $170,000 annually) until such time as PSI's cash flow is adequate to fund these fees, which the Company estimates will be no sooner than 1998. In connection with this deferral, the accumulated amounts due from PSI at July 31, 1995, have been converted to a promissory note equal to the present value of the expected future payments to be received from PSI related to the balance of the receivable outstanding at July 31, 1995, over a period of seven years. This resulted in a reduction in the outstanding receivable balance, through a charge to the provision for bad debts of $176,500 in the accompanying financial statements. The promissory note bears interest at 8.0%, with monthly payments due beginning January 1998 through July 2002. At July 31, 1995, the net receivable from PSI totaled $256,251.

Following is the unaudited pro forma condensed consolidated statement of income for the year ended July 31, 1994, as if the PSI Agreement was in effect as of August 1, 1993:

                                      As Reported        Adjustments     Pro forma
                                      ------------     --------------    ----------

      Operating revenue               $10,625,044       $(987,085)(1)     9,662,959
                                                           25,000 (2)
      Operating expenses               10,147,404      (1,103,095)(3)     8,983,809
                                                          (60,500)(4)
                                       ----------                        ----------
          Income from operations          477,640                           679,150

      Other income (expense), net         (72,349)          19,076 (4)      (53,273)
                                       ----------                        ----------
      Income before income taxes          405,291                           625,877

      Income tax benefit                  475,358                           475,358
                                       ----------                        ----------

      Net income                       $  880,649                        $1,101,235
                                       ==========                        ==========

      Net income available             $  830,649                        $1,051,235
        for common stock               ==========                        ==========

      Net income per common
        share and common
        share equivalent
          Primary                      $      .33                        $      .42
                                       ==========                        ==========
          Fully Diluted                $      .29                        $      .36
                                       ==========                        ==========


      (1) To adjust consolidated revenue to exclude tuition revenue related to PSI's child care centers.

      (2) To adjust consolidated revenue to include the Administrative Fee under the PSI Agreement ($50,000 annually).

      (3) To adjust consolidated operating expenses to exclude those operating expenses related to PSI's child care centers.

      (4) To adjust consolidated expenses to exclude costs associated with leasehold improvements, equipment, and furniture and fixtures that the Company is reimbursed for by PSI pursuant to the Agreement.

(4)  PROPERTY AND EQUIPMENT:

Property and equipment and property and equipment leased to PSI consist of the following:


                                                                                 Property and
                                                                 Property         Equipment
                                                               and Equipment    Leased to PSI
                                                               -------------    -------------
         Furniture and fixtures                                  $   520,132      $    79,371
         Equipment                                                   951,990          179,459
         Vehicles                                                    478,086            --
         Leasehold improvements                                      385,986          963,884
                                                                 -----------      -----------
                                                                   2,336,194        1,222,714

         Less-Accumulated depreciation and amortization           (1,694,051)        (708,588)
                                                                 -----------      -----------

                                                                 $   642,143      $   514,126
                                                                 ===========      ===========


(5)      LINES OF CREDIT:

In January 1995, the Company replaced its $50,000 bank line of credit and its $50,000 line of credit from the Company's president with three new bank lines of credit: (i) a $200,000 working capital line secured by the Company's accounts receivable, which bears interest at prime (8.75% at July 31, 1995) plus 1.75%; (ii) a $200,000 line of credit for the purchase of equipment secured by the Company's equipment, which bears interest at prime plus 2%, and;
(iii) a $100,000 revolving line of credit for the purchase of vehicles, which bears interest at prime plus 2%. The bank lines of credit are guaranteed by an officer of the Company. The amount available under the working capital line was $200,000 at July 31, 1995.

The Company is required to meet certain covenants under these lines of credit, including maintaining certain minimum net working capital balances and meeting certain debt and interest coverage ratios. The terms of the lines of credit also limit the ability of the Company to pay dividends without the consent of the bank. At July 31, 1995, the Company was in compliance with all covenants of the line of credit agreements.

These lines of credit are renewable each year on December 31. As of July 31, 1995, there were no borrowings under the working capital line or the equipment line. Borrowings under the vehicle line consisted of drawdowns of $51,000 which were converted to a five-year notes payable.

During fiscal 1995, the weighted average interest rate under these lines of credit was 9.5%. The Company expects to be able to renew the lines of credit under similar terms in the future. However, if the credit lines are not renewed, there is no assurance that they can be replaced.

(6)  NOTES PAYABLE AND CAPITAL LEASES:

Notes payable and capital leases consist of the following:



      Installment notes payable to financial institutions, payable monthly with interest rates ranging from 7.2% to 17%,
      maturing through June 2000, secured by vehicles                               $ 252,055

      Capitalized lease obligations, payable monthly at interest rates ranging from 10.4% to 20.3%, maturing through
      December 2002                                                                   313,965
                                                                                    ---------

                                                                                      566,020
      Less-current portion                                                           (136,618)

      Long-term portion                                                             $ 429,402
                                                                                    =========

Repayments of notes payable and capital lease obligations are scheduled as follows:

   Year Ended                                                             Notes        Capital
    July 31,                                                             Payable       Leases
 --------------                                                         --------      ---------
      1996                                                                57,142        109,170
      1997                                                                59,794         69,806
      1998                                                                60,763         51,128
      1999                                                                54,963         45,185
      2000                                                                19,393         45,185
      Thereafter                                                            -           109,196
                                                                        --------      ---------
                                                                        $252,055        429,670
                                                                        ========
      Less - Amounts representing interest                                             (115,705)
                                                                                      ---------
                                                                                      $ 313,965
                                                                                      =========

(7)      COMMITMENTS AND CONTINGENCIES:

The Company leases 14 of its child care facilities and certain vehicles and equipment under agreements which have been classified as operating leases for financial reporting purposes. Under these agreements, the Company generally has responsibility for maintenance, utilities, taxes and insurance expenses. Certain agreements provide for the escalation of future rents based on the Consumer Price Index or other formulas. Renewal of the agreements are for periods of 5 to 25 years at the Company's discretion. Two of these child care facilities have been subleased to PSI (see Note 3).

For those leases that require fixed rental escalations during their lease terms, rent expense is recognized on a straight-line basis resulting in deferred rent of $513,028 at July 31, 1995. The liability will be satisfied through future rental payments.

The Company pays no rent at 13 of its child care centers. However, profit sharing arrangements exist with the owners of five of these facilities, four of which are managed for PSI. Amounts paid by the Company during fiscal 1995 and 1994 relating to these agreements totaled $9,925 and $54,013, respectively, and are included in facilities and maintenance in the accompanying consolidated statements of income. The arrangements with the remaining eight child care centers provide for the Company to be reimbursed for expenses and paid a predetermined fee for operating the child care centers.

Future lease commitments under noncancelable operating leases are as follows:

          Year Ending
            July 31,
         -------------
            1996                                  $ 2,334,587
            1997                                    2,329,713
            1998                                    2,092,549
            1999                                    1,655,119
            2000                                    1,333,844
            Thereafter                              3,144,543
                                                  -----------

                                                  $12,890,355
                                                  ===========

During fiscal 1995 and 1994, the Company leased equipment used in two preschool facilities from an officer/stockholder for $2,000 per month. This lease expires in November 1996. The Company also leased four vehicles used at its preschool facilities during fiscal years 1995 and 1994 from officers/stockholders with aggregate monthly payments of $2,023 per month through March 1997 and $1,190 per month thereafter through June 1998.

Total rent expense for operating leases, net of sublease income of $503,534 and $254,637 and including amounts paid to related parties of $48,290 and $48,290 for fiscal years 1995 and 1994, was $1,916,896 and $2,071,737 for fiscal years 1995 and 1994, respectively.

The Company has employment agreements with two of its principal officers (the Employee). These agreements, which have been revised from time-to-time, provide for minimum salary levels, adjusted annually for cost of living changes, as well as for the payment of incentive bonuses, at the discretion of the Compensation Committee of the Company's Board of Directors, in accordance with Company bonus plans in effect. Each of the agreements has a perpetual three-year term, such that on any given date each agreement has a three-year remaining term. The agreements provide that the employees' salaries will be reviewed annually, but such salaries may not be decreased.

Each of the agreements provide that if the Employee is terminated by the Company other than for cause of disability, or by the Employee for good reason (as defined in the agreements), the Company shall pay to the Employee (i) his or her salary through the termination date plus any accrued but unpaid bonuses, and (ii) a lump sum payment equal to the sum of three years of the Employee's annual salary and an amount equal to all bonuses paid to the Employee in the three years immediately preceding termination. In addition, the Company must maintain until the first to occur of (i) the Employee's attainment of alternative employment or (ii) three years from the date of termination, the Employee's benefits under the Company's benefit plans to which the Employee and his or her eligible beneficiaries were entitled immediately prior to the date of termination. In addition, all options or warrants to purchase common stock held by the Employee on the date of termination become exercisable on the date of termination, regardless of any vesting provisions, and remain exercisable for the longer of one year from the date of termination or the then remaining unexpired term of such warrants or options.

On April 14, 1995, the Company entered into an acquisition consulting and investor relations agreement with a consultant. Pursuant to the agreement, the consultant will provide various acquisition consulting and investor relations services to the Company, including consulting with the Company on matters involving the financial community. The agreement calls for monthly payments of $3,000 for investor relations services until December 31, 1995, which increase to $5,700 through December 31, 1996. The consultant also is to be paid an acquisition consulting fee of $15,000 for each child care center acquired by the Company during the term of the agreement. Pursuant to the agreement, the Company granted the consultant, as additional consideration for consulting services, a warrant to purchase 145,000 shares of the Company's common stock at a price of $1.21875 per share and has agreed to reimburse the consultant for certain expenses. The agreement terminates on December 31, 1996; however, the agreement may be terminated for cause (as defined in the agreement) upon ten days notice to the consultant.


(8)  DEFERRED GAIN ON SALE AND LEASEBACK OF PRESCHOOL FACILITIES:

In 1988, the Company entered into sale and leaseback agreements for three preschool facilities. The aggregate gain of $490,939 is being amortized as a reduction of rent expense over the lease terms of ten and fifteen years. The unamortized deferred gain on the sale and leaseback of these preschool facilities was $177,654 at July 31, 1995.


(9)  SHAREHOLDERS' EQUITY:

The Company's authorized capital stock consists of 10,000,000 shares of common stock, par value $.01, and 1,000,000 shares of preferred stock par value $1.00.

         SALE OF COMMON STOCK AND WARRANTS:

At July 31, 1995, the Company had warrants to purchase 1,000,000 shares of the Company's common stock outstanding. The warrants were issued as part of the Company's initial public offering in September 1987, and have an exercise price of $5.00 per share. On September 20, 1995, the expiration date of the warrants was extended until November 6, 1995 and the exercise price was reduced to $1.00 per share. As a condition of this extension and change in exercise price, warrant holders will be able to exercise only one of every 16 warrants held or a total of 62,500 warrants. No warrants have been exercised.

         SERIES A PREFERRED STOCK:

On February 10, 1995, the Board of Directors adopted a shareholder rights plan (the "Plan"), which authorized the distribution of one right to purchase one one-thousandth of a share of $1.00 par value Series A Participating Preferred Stock (a "Right") for each share of common stock of the Company. Rights will become exercisable following the tenth day (or such later date as may be determined by a majority of the Directors not affiliated with an acquiring person or group) after a person or group (a) acquires beneficial ownership of 15% or more of the Company's common stock or (b) announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of the Company's common stock.

Upon exercise, each Right will entitle the holder (other than the party seeking to acquire control of the Company) to acquire shares of the common stock of the Company or, in certain circumstances, such acquiring person at a 50% discount from market value. The Rights may be terminated by the Board of Directors at any time prior to the date they become exercisable; thereafter, they may be redeemed for a specified period of time at $0.001 per Right.

         SERIES B PREFERRED STOCK AND WARRANTS:

On April 6, 1990, the Company completed the sale of 500,000 shares of $1.00 par value Series A Preferred Stock for $500,000. On November 22, 1991, the Company issued 500,000 shares of its Series B Preferred Stock ("Series B") in exchange for its formerly issued Series A Preferred Stock and the Series A Preferred Stock was retired. The transaction also included the issuance of warrants to purchase up to 500,000 shares of the Company's common stock at any time during the period from April 6, 1990 to April 6, 1995 at $1.00 per share, subject to adjustment. On April 6, 1995, all 500,000 warrants were exercised. Proceeds from this issuance of common stock, net of issuance and registration costs of $33,815, were $466,185. Each share of Series B has a $1.00 per share liquidation preference, carries a $.10 per share annual cumulative dividend and is convertible into one share of the Company's common stock, subject to adjustment. Cumulative dividends payable on the Series B as of July 31, 1995 were $265,833.


(10) INCOME TAXES:

Effective August 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. SFAS 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on differences between the financial statement and tax bases of assets and liabilities at the tax rates in effect when these differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax asset depends on the Company's ability to generate sufficient taxable income in the future.

Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that all or some portions of the deferred tax assets will not be realized. The ultimate realization of the deferred tax asset depends on the Company's ability to generate sufficient taxable income in the future. While management believes that the total deferred tax asset will eventually be fully realized by future operations, as a result of the losses experienced prior to fiscal 1992, management recorded a valuation allowance equal to 100% of the deferred tax asset upon adoption of SFAS 109 on August 1, 1993. As a result, the initial adoption of SFAS 109 has no impact on the Company's consolidated financial statements.

At July 31, 1995 and 1994, it was determined that the valuation allowance should be reduced by $220,000 and $475,358, respectively. This determination was based primarily on the improvement in the Company's net income over the past four fiscal years, particularly during fiscal 1995 and 1994.

Accordingly, management believes that it is more likely than not that the Company will generate sufficient taxable income to realize these future tax benefits. The changes in the valuation allowance resulted in the recording of an income tax benefit of $220,000 and $475,358 in the years ended July 31, 1995 and 1994, respectively.

If the Company is unable to generate sufficient taxable income in the future, increases in the valuation allowance will be required through a charge to expense. If, however, the Company achieves sufficient profitability to realize all of the deferred tax assets, the valuation allowance will be further reduced and reflected as an income tax benefit in future periods.

The components of the net deferred tax asset are as follows at July 31, 1995:

                                              Current       Long-Term        Total
                                              -------       ---------        -----
 Deferred Tax Liabilities
    Excess of book basis over tax
      basis in fixed assets                  $    --        $ (68,000)     $ (68,000)
    Other                                         --           (6,000)        (6,000)
                                             ---------      ---------      ---------

                                                  --          (74,000)       (74,000)
                                             ---------      ---------      ---------
 Deferred Tax Assets
    Tax effect of net operating loss
      carryforward                                --          800,000        800,000
    Allowance for doubtful accounts              8,000           --            8,000
    Accelerated tax depreciation                  --          117,000        117,000
    Deferred revenue                            17,000           --           17,000
    Accrued vacation and sick leave             39,000           --           39,000
    Deferred rent                               27,000        178,000        205,000
    Deferred gain on sale of real estate        18,000         53,000         71,000
    Valuation allowance                           --         (488,000)      (488,000)
                                             ---------      ---------      ---------

                                               109,000        660,000        769,000
                                             ---------      ---------      ---------

                                             $ 109,000      $ 586,000      $ 695,000
                                             =========      =========      =========

In fiscal 1995 and 1994, the Company utilized net operating loss carryforwards of $415,000 and $309,000, respectively. Accordingly, there is no income tax expense in 1995 or 1994.

In addition, the Company's net operating loss carryforwards, which comprise 64% of total deferred tax assets, at July 31, 1995, expire as follows:

                      2004                      $    561,982
                      2005                           861,342
                      2006                           564,007
                                                ------------

                                                $  1,987,331
                                                ============

The income tax benefit consists of the following for the years ended July 31, 1995 and 1994:

                                                      1995           1994
                                                   ----------     ---------
Current, net of operating loss carryforwards:
Federal                                            $    --        $    --
State                                                   --             --
                                                   --------       ---------
                                                        --             --
                                                   --------       ---------

Deferred                                             237,000        (39,615)
Utilization of net operating loss carryforward      (166,000)      (125,189)
Change in valuation allowance due to net
  operating loss carryforward recognition            166,000        125,189
Reduction of valuation allowance                    (457,000)      (435,743)
                                                   ---------      ---------
Income tax benefit                                 $(220,000)     $(475,358)
                                                   =========      =========


A reconciliation of the federal income tax rate to the Company's effective tax rate is as follows at July 31, 1995 and 1994:

                                                              1995       1994
                                                              ----       ----
          Statutory federal rate                                34 %       34 %
          State taxes, net of federal benefit                    6          6
          Benefit of net operating loss carryforwards          (28)       (30)
          Benefit due to reduction in valuation allowance      (50)      (127)
                                                               ---       ----
                                                               (38)%     (117)%
                                                               ===       ====


(11) RELATED PARTY TRANSACTIONS:

Certain officers of the Company have personally guaranteed child care facility lease payments to nonrelated parties. In addition, certain officers of the Company have personally guaranteed the Company's outstanding debt. See also
Note 7.


(12) EMPLOYEE BENEFIT PLANS:

         1987 STOCK OPTION PLAN

         The Company's Stock Option Plan (the 1987 Plan) was adopted by the Board of Directors and approved by the stockholders in July 1987. Only employees (including officers and directors, subject to certain limitations) are eligible to receive options under the 1987 Plan, under which 240,000 shares of common stock are authorized for issuance. To date, options to purchase all of such shares have been granted; such options have terms of five to ten years, with exercise prices of $0.50 to $2.375 per share, which is generally the fair market value of the underlying shares as of the date of grant. Options are generally subject to a three or five-year vesting schedule.

         The 1987 Plan provides for the granting to employees of either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. The 1987 Plan is administered by the Board of Directors of the Company, or a committee of the Board, which determines the terms of options granted under the 1987 Plan, including the exercise price and the number of shares subject to the option. Generally, the exercise price of options granted under the 1987 Plan must be not less than the fair market value of the underlying shares on the date of grant, and the term of each option may not exceed eleven years (ten years in the case of incentive stock options). Incentive stock options granted to persons who have voting control over ten percent or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant.

         The 1987 Plan provides the Board of Directors with the discretion to determine when options granted thereunder shall become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1987 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

         1995 STOCK OPTION PLAN

         The Company's 1995 Stock Option Plan (the 1995 Plan) authorizes the Board to grant options to employees of the Company to purchase up to an aggregate of 500,000 shares of common stock. Officers and other employees of the Company who, in the opinion of the Board of Directors, are responsible for the continued growth and development and the financial success of the Company are eligible to be granted options under the 1995 Plan. Options may be non-qualified options, incentive stock options, or any combination of the foregoing. In general, options granted under the 1995 Plan are not transferable and expire eleven years after the date of grant (ten years in the case of incentive stock options). The per share exercise price of an incentive stock option granted under the 1995 Plan may not be less than the fair market value of the common stock on the date of grant. Incentive stock options granted to persons who have voting control over 10% or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant.

         The 1995 Plan provides the Board of Directors with the discretion to determine when options granted thereunder will become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1995 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee. No option may be granted after May 2, 2005.

         NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

         The Company's Non-Employee Directors Stock Option Plan (the Directors'
Plan) was adopted by the Board of Directors in May 1995. Only non-employee directors are eligible to receive options under the Directors' Plan, under which 100,000 shares are authorized for issuance. To date, options to purchase 20,000 shares of common stock have been granted; such options have a term of six years with an exercise price of

$1.375 per share, which was the fair market value of the underlying shares on the date of grant. Except for options granted on the effective date of the Directors' Plan, which are fully vested, all options granted under the Directors' Plan will be subject to a one-year vesting schedule. All options granted or to be granted under the Directors' Plan are non-qualified stock options.

         On the date the Directors' Plan was adopted by the Company's Board of Directors, each non-employee director was granted an option to acquire 10,000 shares of the Company's common stock. Each non-employee director who joins the Board of Directors after the date the Company's Board of Directors approved the plan will likewise receive an option to acquire 10,000 shares of the Company's common stock. In addition to the foregoing option grants, each year every non-employee director automatically receives an option to acquire 5,000 shares of the Company's common stock on the third business day following the date the Company publicly announces its annual financial results; provided that such director has attended at least 75% of the meetings of the Board of Directors and of the Board Committees of which such non-employee director is a member in the preceding fiscal year.

         No option granted under the Directors Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

The following summarizes the activity for the plans for the fiscal year ended July 31, 1995:

                                                                    Exercise
                                                                     Price
                                                  Total             Per Share
                                                 ---------       ----------------
    Options outstanding at                        181,589        $  .50 - $2.375
     beginning of year
             Granted                              585,003        $ 1.00 - $1.5125
             Canceled                            (156,592)       $ 1.19 - $2.00
             Exercised                               -
                                                 --------
    Options outstanding
      at end of year                              610,000        $  .50 - $2.375
                                                 ========        ================
    Exercisable at end of year                    316,641        $  .50 - $2.375
                                                 ========        ================
    Options available for
      grant at end of year                        230,000
                                                 ========


         401(k) PLAN

In June 1995, the Company implemented a contributory retirement plan (the 401(k) Plan) for the majority of its employees with at least one year of service. The 401(k) Plan is designed to provide tax-deferred income to the Company's employees in accordance with the provisions of Section 401(k) of the Code.

The 401(k) Plan provides that each participant may contribute up to 17% of their salary, not to exceed the statutory limit. The Company will make a fixed-matching contribution equal to 25% of each participant's contribution, up to a maximum of 2% of total annual cash compensation received by respective participants. Under the terms of the 401(k) Plan, the Company may also make discretionary year-end contributions. Each participant has the right to direct the investment of his or her funds among certain named plans.

(13) SUBSEQUENT EVENTS:

The Company entered into a letter of intent for a $5 million, firm commitment public offering of a new series of convertible preferred stock in October 1995. The offering is presently scheduled to be completed in late November 1995. The purpose of the offering is to provide funds for the expansion of the Company's operations, both through the opening of additional Company facilities and the possible acquisition of other child care centers.

In September 1995, the Company entered into an agreement in principle to purchase the operations of two child care centers in Colorado. The transaction is subject to certain conditions, including the negotiation of a definitive agreement and renegotiation of the leases at the two centers. The acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16.

INSIDE BACK COVER OF PROSPECTUS


                                 [TOP PHOTO]

          This photo shows a small girl playing with building blocks.
               Caption: "Fostering learning through creativity."

                                [MIDDLE PHOTO]

           This photo shows a Sunrise Preschool during construction.
           Caption: "Early marketing during new school construction."

                                [LOWER PHOTO]

           This photo shows a sign in front of a Sunrise Preschool
            that depicts a corporate partnership child care program.
                Caption: "Cooperative relationships at Sunrise."

                                [SUNRISE LOGO]

     The logo of Sunrise Preschools is a drawing of the sun with sun rays.


TEXT ON INSIDE UPPER RIGHT HAND CORNER OF BACK COVER

   "At Sunrise, children are encouraged to maximize their potential through a well-planned curriculum developed to meet each child's individual needs. Children gain feelings of positive self-worth and become active learners through play in an environment which offers opportunity for problem solving, challenges, and successes. Children at Sunrise also learn to better understand and respect the feelings of others, as their own opinions and ideas are shared and respected by caring, educated staff. Sunrise offers children exciting, educational experiences that are a valuable supplement to the primary parental education given at home.

   Sunrise Preschools is a leader in providing specially designed spaces for young children to feel welcome and comfortable. Equally important is our staff's commitment to the Sunrise program and to the families of Sunrise. With recognition and understanding of different cultural values, life patterns and individual backgrounds, Sunrise Preschools is a valuable extension of the family."

================================================================================

NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS WITH RESPECT TO THE OFFERING MADE HEREBY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE BUSINESS OF THE COMPANY SINCE THE DATE HEREOF.

                             ______________________


                 TABLE OF CONTENTS            Page
                                              ----
Available Information . . . . . . . . . . . .    2
Prospectus Summary  . . . . . . . . . . . . .    3
Risk Factors  . . . . . . . . . . . . . . . .    9
Dividends . . . . . . . . . . . . . . . . . .   11
Price Range of Securities . . . . . . . . . .   12
Use of Proceeds . . . . . . . . . . . . . . .   13
Capitalization  . . . . . . . . . . . . . . .   14
Selected Historical and Pro Forma
   Consolidated Financial Data  . . . . . . .   15
Management's Discussion and Analysis
   of Financial Condition and Results
   of Operations  . . . . . . . . . . . . . .   17
Business  . . . . . . . . . . . . . . . . . .   22
Properties  . . . . . . . . . . . . . . . . .   32
Management  . . . . . . . . . . . . . . . . .   34
Executive Compensation  . . . . . . . . . . .   35
Certain Transactions  . . . . . . . . . . . .   40
Principal Stockholders  . . . . . . . . . . .   41
Description of Securities . . . . . . . . . .   43
Underwriting  . . . . . . . . . . . . . . . .   52
Legal Matters . . . . . . . . . . . . . . . .   54
Experts . . . . . . . . . . . . . . . . . . .   54
Financial Statements  . . . . . . . . . . . .  F-1

================================================================================


                           333,333 SHARES OF SERIES C
                                PREFERRED STOCK


                            SUNRISE PRESCHOOLS, INC.


                        ________________________________


                                   PROSPECTUS

                        _______________________________


                            _________________, 1995


                          W.B. MCKEE SECURITIES, INC.


                             SOUTH COAST FINANCIAL
                                SECURITIES, INC.

================================================================================

                              PART II TO FORM SB-2
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 12 of the Company's Certificate limits, to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"), as amended, directors' personal liability to the Company or its stockholders for monetary damages or breach of fiduciary duty. Section 145 of the DGCL enables a corporation to eliminate or limit personal liability of members of its board of directors for violations of their fiduciary duty of care. However, Delaware law does not permit the elimination of a director's liability for engaging in intentional misconduct or fraud, knowingly violating a law, for any transaction from which the director derived an improper personal benefit or for unlawfully paying a distribution. The statute has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

         Section 12 of the Company's Certificate and Article V of the Company's Bylaws require indemnification of directors and officers of the Company to the fullest extent permitted by the DGCL for claims against them in their official capacities, including stockholders' derivative actions.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated costs and expenses of the Company in connection with the Offering other than underwriting discounts.

         SEC Registration Fee  . . . . . . . . . . . . . . . . . . . . . .    $  2,181
         NASD Filing Fee . . . . . . . . . . . . . . . . . . . . . . . . .       1,132
         NASD Listing Fee* . . . . . . . . . . . . . . . . . . . . . . . .      21,787
         Legal Fees and Expenses*  . . . . . . . . . . . . . . . . . . . .      85,000
         Accounting Fees and Expenses* . . . . . . . . . . . . . . . . . .      35,000
         Representative's Nonaccountable Expense Allowance . . . . . . . .     150,000**
         Printing and Engraving Expenses*  . . . . . . . . . . . . . . . .      10,000
         Blue Sky Fees and Expenses* . . . . . . . . . . . . . . . . . . .      10,000
         Miscellaneous*  . . . . . . . . . . . . . . . . . . . . . . . . .       7,900
                                                                              --------
         Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $323,000***
                                                                              ========

____________________

*        Estimated
**       $172,500 if Over-Allotment Option is exercised in full.
***      $345,500 if Over-Allotment Option is exercised in full.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         On April 14, 1995, the Company agreed to grant to its investor relations agent, Miller Capital Corporation (d/b/a The Miller Group) ("TMG"), a warrant to purchase 145,000 shares of Common

Stock at a price of $1.21875 per share (the "Warrant"). The Warrant was granted in consideration of investor relations services that TMG agreed to render to the Company. The Warrant was issued in reliance on Section 4(2) of the Securities Act.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      EXHIBITS.


Exhibit                                                              Page Number or
Number                        Description                           Method of Filing
-------                       -----------                           ----------------
  1.1     Form of Underwriting Agreement                                     *

  1.2     Form of Agreement Among Underwriters                               *

  3.1     Restated Certificate of Incorporation of Registrant   Incorporated by reference
                                                                to exhibits to Form S-1
                                                                filed July 10, 1995

  3.2     Certificate of Amendment to Restated Certificate                   *
          of Incorporation

  3.3     Certificate of Designation of Series B Preferred      Incorporated by reference
          Stock of Sunrise Preschools, Inc., dated              to exhibits to Form 10-Q
          November 21, 1991                                     filed on or about
                                                                December 16, 1991


  3.4     Certificate of Designation of Series C Preferred                  **
          Stock of Sunrise Preschools, Inc.

  3.5     Bylaws of Registrant, as amended                      Incorporated by reference
                                                                to exhibits to Form S-1
                                                                filed July 10, 1987

  4       Form of Certificate for Series C Preferred Stock                  **


  5       Opinion and Consent of Squire, Sanders & Dempsey                  **

 10.1     Lease Agreement dated January 31, 1983 between        Incorporated by reference
          Earl H. Jones and Venture Educational Programs,       to exhibits to Form S-1
          Inc.                                                  filed July 1, 1987

 10.2     Lease Agreement dated April 1, 1984 between           Incorporated by reference
          McClintock Associates Limited Partnership, an         to exhibits to Form S-1
          Arizona limited partnership, and Venture              filed July 10, 1987
          Educational  Programs, Inc.




Exhibit                                                              Page Number or
Number                        Description                           Method of Filing
-------                       -----------                           ----------------
 10.3     Lease Agreement dated October 24, 1986 between        Incorporated by reference
          Peoria Investment Company, Inc. an Arizona            to exhibits to Form S-1
          corporation, and Sunrise Preschools, Inc., an         filed July 10, 1987
          Arizona corporation

 10.4     Lease Agreement dated October 16, 1986 between Sun    Incorporated by reference
          School I Limited Partnership, an Arizona limited      to exhibits to Form S-1
          partnership, and Sunrise Preschools, Inc., an         filed July 10, 1987
          Arizona corporation

 10.5     Lease Agreement dated April 1, 1986, between          Incorporated by reference
          Sunrise Partners, an Arizona corporation, and         to exhibits to Form S-1
          Sunrise Preschools, Inc., an Arizona corporation      filed July 10, 1987

 10.6     Lease Agreement dated February 5, 1987, between       Incorporated by reference
          Sun School II Limited Partnership, an Arizona         to exhibits to Form S-1
          limited partnership, and Sunrise Preschools, Inc.,    filed July 10, 1987
          an Arizona corporation

 10.7     Lease Agreement dated June 26, 1987, between Huber    Incorporated by reference
          Farm Service of Phoenix, Inc., an Arizona             to exhibits to Form S-1
          corporation, and Sunrise Preschools, Inc., a          filed July 10, 1987
          Delaware corporation

 10.8     Lease Agreement dated June 26, 1987, between Huber    Incorporated by reference
          Farm Service of Phoenix, Inc., an Arizona             to exhibits to Form S-1
          corporation, and Sunrise Preschools, Inc., a          filed July 10, 1987
          Delaware corporation

 10.9     Equipment Lease between James R. Evans and Sunrise    Incorporated by reference
          Preschools, Inc.                                      to exhibits to Form S-1
                                                                filed July 10, 1987

 10.10    Lease Agreement, dated July 29, 1988, between         Incorporated by reference
          Sunrise Preschools, Inc. and Investad, Inc.           to exhibits to Form 10-K
                                                                filed on or about October
                                                                31, 1988

 10.11    Lease Agreement, dated July 25, 1988, between         Incorporated by reference
          Sunrise Preschools, Inc., and LV Properties, an       to exhibits to Form 10-K
          Arizona general partnership                           filed on or about October
                                                                31, 1988


Exhibit                                                              Page Number or
Number                        Description                           Method of Filing
-------                       -----------                           ----------------
 10.12    Lease Agreement, dated May 12, 1988, between          Incorporated by reference
          Sunrise Preschools, Inc. and Jaymark Komer and        to exhibits to Form 10-K
          Eugene Victor Komer and Ruth Lena Komer, as           filed on or about October
          Trustees of the Komer Family Trust dated December     31, 1988
          30, 1980

 10.13    Lease Agreement, dated July 29, 1988, between         Incorporated by reference
          Sunrise Preschools, Inc. and Kailua Beach Center,     to exhibits to Form 10-K
          Inc.                                                  filed on or about October
                                                                31, 1988

 10.14    Lease Agreement, dated January 11, 1988, between      Incorporated by reference
          Sunrise Preschools, Inc. and Mercado Developers       to exhibits to Form 10-K
                                                                filed on or about October
                                                                30, 1989

 10.15    Amendment of Lease Agreement dated March 8, 1990      Incorporated by reference
          between Sunrise Preschools, Inc. and Jaymark Komer    to exhibits to Form 10-Q
          and Komer Family Trust dated May 12, 1988             filed on or about January
                                                                31, 1990

 10.16    Purchase Agreement and Registration Rights            Incorporated by reference
          Agreement dated April 6, 1990, between Sunrise        to exhibits to Form 8-K
          Preschools, Inc. and Lepercq Capital Management,      filed on or about April
          Inc.                                                  20, 1990

 10.17    Vehicle Use Agreement dated February 14, 1991         Incorporated by reference
          between Sunrise Preschools, Inc. and James R.         to exhibits to Form 10-K
          Evans                                                 filed on or about October
                                                                28, 1991

 10.18    Vehicle Use Agreement dated February 14, 1991         Incorporated by reference
          between Sunrise Preschools, Inc. and Barbara L.       to exhibits to Form 10-K
          Owens                                                 filed on or about October
                                                                28, 1991


Exhibit                                                                  Page Number or
Number                        Description                               Method of Filing
-------                       -----------                               ----------------
 10.19    Lease Agreement, dated July 1, 1991, between              Incorporated by reference
          Sunrise Preschools, Inc., and Maruni Arizona, Inc.        to exhibits to Form 10-K
                                                                    filed on or about
                                                                    October 28, 1991

 10.20    Purchase Agreement, dated November 18, 1991,              Incorporated by reference
          between Sunrise Preschools, Inc., LN Investment           to exhibits to Form 10-Q
          Capital Limited Partnership, Lepercq Investment           filed on or about
          Limited Partnership II and LN Investment Capital          December 16, 1991
          Limited Partnership II

 10.21    Amendment of Lease, dated July 22, 1992,  between         Incorporated by reference
          Sunrise Preschools, Inc. and Jaymark Komer and            to exhibits to Form 10-K
          Komer Family Trust                                        filed on or about October
                                                                    21, 1992


 10.22    Management Agreement, dated November 14, 1993,            Incorporated by reference
          between United Church of Christ and Sunrise               to exhibits to Form 10-KSB
          Preschools, Inc.                                          filed for the fiscal
                                                                    year ended July 31, 1994


 10.23    Vehicle Use Agreement dated June 15, 1993 between         Incorporated by reference
          Sunrise Preschools, Inc. and James R. Evans               to exhibits to Form 10-KSB
                                                                    filed on or about
                                                                    October 8, 1993

 10.24    Vehicle Use Agreement dated June 15, 1993 between         Incorporated by reference
          Sunrise Preschools, Inc. and Barbara L. Owens             to exhibits to Form 10-KSB
                                                                    filed on or about
                                                                    October 8, 1993

 10.25    Management Contract Agreement, dated January 4,           Incorporated by reference
          1993, between Charlie Siddle, a general                   to exhibits to Form 10-KSB
          partnership doing business as the La Mancha               filed on or about
          Racquet Club, and Sunrise Preschools, Inc.                October 8, 1993

 10.26    Term Sheet Agreement, dated December 7, 1992,             Incorporated by reference
          between Joy of Christ Lutheran Church and Sunrise         to exhibits to Form 10-KSB
          Preschools, Inc.                                          filed on or about
                                                                    October 8, 1993


Exhibit                                                               Page Number or
Number                        Description                            Method of Filing
-------                       -----------                            ----------------
 10.27    Agreement between Lutheran Church of Honolulu and     Incorporated by reference
          Sunrise Preschools, Inc., dated May 19, 1993          to exhibits to Form 10-KSB
                                                                filed on or about
                                                                October 8, 1993

 10.28    Contract Agreement, dated November 19, 1992,          Incorporated by reference
          between Phoenix Union High School District No. 210    to exhibits to Form 10-KSB
          and Sunrise Preschools, Inc.                          filed on or about
                                                                October 8, 1993

 10.29    Contract Renewal Agreement, dated July 1, 1993,       Incorporated by reference
          between Phoenix Union High School District No. 210    to exhibits to Form 10-KSB
          and Sunrise Preschools, Inc.                          filed on or about
                                                                October 8, 1993

 10.30    Employment Agreement between Sunrise Preschools,      Incorporated by reference
          Inc. and James R. Evans, dated October 15, 1993       to exhibits to Form 10-QSB
                                                                filed on or about
                                                                March 14, 1994

 10.31    Employment Agreement between Sunrise Preschools,      Incorporated by reference
          Inc. and Barbara L. Owens, dated October 15, 1993     to exhibits to Form 10 QSB
                                                                filed on or about
                                                                March 14, 1994

 10.32    Administrative Services Agreement, License, and       Incorporated by reference
          Equipment Lease, dated February 1, 1994, between      to the exhibits to Form
          Sunrise Preschools, Inc. and Preschool Services,      10-KSB for the fiscal
          Inc.                                                  year ended July 31, 1994

 10.33    Contract Renewal Agreement, dated June 20,  1994,     Incorporated by reference
          between Sunrise Preschools, Inc. and Phoenix Union    to the exhibits to Form
          High School District #210                             10-KSB for the fiscal
                                                                year ended July 31, 1994

 10.34    Contract Agreement, dated December 1, 1993,           Incorporated by reference
          between Sunrise Preschools, Inc. and the State of     to the exhibits to Form
          Hawaii Department of Human Services                   10-KSB for the fiscal
                                                                year ended July 31, 1994

Exhibit                                                               Page Number or
Number                        Description                            Method of Filing
-------                       -----------                            ----------------
 10.35    Preferred Shares Rights Agreement, dated February     Incorporated by reference
          10, 1995, between Sunrise Preschools, Inc. and        to exhibits to Form 8-K
          American Securities Transfer, Incorporated,           filed on or about
          including the Certificate of Designation of           February 10, 1995
          Rights, Preferences and Privileges of Series A
          Participating Preferred Stock, the form of Rights
          Certificate and the Summary of Rights attached
          thereto as Exhibits A, B and C, respectively.


 10.36    First Amendment to Employment Agreement between       Incorporated by reference
          Sunrise Preschools, Inc. and James R. Evans, dated    to the exhibits to Form
          September 16, 1994                                    10-QSB filed on or about
                                                                March 10, 1995


 10.37    First Amendment to Employment Agreement between       Incorporated by reference
          Sunrise Preschools, Inc. and Barbara L. Owens,        to the exhibits to Form
          dated September 16, 1994                              10-QSB filed on or about
                                                                March 10, 1995


 10.38    Loan Agreement dated January 24, 1995 between         Incorporated by reference
          Sunrise Preschools, Inc. and Bank One, Arizona, NA    to the exhibits to Form
          for the purchase of equipment                         10-QSB filed on or about
                                                                March 10, 1995


 10.39    Loan Agreement dated January 24, 1995 between         Incorporated by reference
          Sunrise Preschools, Inc. and Bank One, Arizona, NA    to the exhibits to Form
          for the purchase of vehicles                          10-QSB filed on or about
                                                                March 10, 1995


 10.40    Revolving Line of Credit Note and Loan Agreement      Incorporated by reference
          dated January 24, 1995 between Sunrise Preschools,    to the exhibits to Form
          Inc. and Bank One, Arizona, NA                        10-QSB filed on or about
                                                                March 10, 1995

 10.41    Acquisition Consulting and Investor Relations                      *
          Agreement between Sunrise Preschools, Inc. and
          Miller Capital Corporation, dated April 14, 1995


 10.42    Second Amendment to Employment Agreement between                   *
          Sunrise Preschools, Inc. and James R. Evans, dated
          May 4, 1995


 10.43    Second Amendment to Employment Agreement between                   *
          Sunrise Preschools, Inc. and Barbara L. Owens,
          dated May 4, 1995



Exhibit                                                               Page Number or
Number                        Description                            Method of Filing
-------                       -----------                            ----------------
 10.45    Form of Representatives' Warrants                                  **

 11       Computation of Per Share Earnings                                  *

 21       List of Subsidiaries                                               *

 23.1     Consent of Arthur Andersen LLP                                     *

 23.2     Consent of Squire, Sanders & Dempsey                  Included in Exhibit 5

 24       Power of Attorney                                     See Signature Page

__________________

*Filed herewith.
**To be filed by Amendment.

ITEM 28.  UNDERTAKINGS


         1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

         2. The undersigned small business issuer will: (i) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective, and (ii) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Scottsdale and State of Arizona on October 23, 1995.

                                         SUNRISE PRESCHOOLS, INC.
                                         a Delaware corporation


                                         By /s/ James R. Evans
                                           -------------------------
                                           James R. Evans, President

SPECIAL POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, constitutes and appoints JAMES R. EVANS and BARBARA L. OWENS, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each them, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed below by the following persons in the capacities and on the dates stated.

Signature                    Title                                     Date
---------                    -----                                     ----
/s/ James R. Evans           Chairman of the Board, and President      October 23, 1995
----------------------       (Principal Executive Officer)
James R. Evans

/s/ Ronald J. O'Connor       Controller (Principal Financial           October 23, 1995
----------------------       Officer; Principal Accounting Officer)
Ronald J. O'Connor

/s/ Robert A. Rice           Director                                  October 23, 1995
----------------------
Robert A. Rice

/s/ Richard H. Hinze         Director                                  October 23, 1995
----------------------
Richard H. Hinze

/s/ Barbara L. Owens         Director                                  October 23, 1995
----------------------
Barbara L. Owens

                                 EXHIBIT INDEX
                                 -------------

Exhibit                                                              Page Number or
Number                        Description                           Method of Filing
-------                       -----------                           ----------------
  1.1     Form of Underwriting Agreement                                     *

  1.2     Form of Agreement Among Underwriters                               *

  3.1     Restated Certificate of Incorporation of Registrant   Incorporated by reference
                                                                to exhibits to Form S-1
                                                                filed July 10, 1995

  3.2     Certificate of Amendment to Restated Certificate                   *
          of Incorporation

  3.3     Certificate of Designation of Series B Preferred      Incorporated by reference
          Stock of Sunrise Preschools, Inc., dated              to exhibits to Form 10-Q
          November 21, 1991                                     filed on or about
                                                                December 16, 1991


  3.4     Certificate of Designation of Series C Preferred                  **
          Stock of Sunrise Preschools, Inc.

  3.5     Bylaws of Registrant, as amended                      Incorporated by reference
                                                                to exhibits to Form S-1
                                                                filed July 10, 1987

  4       Form of Certificate for Series C Preferred Stock                  **


  5       Opinion and Consent of Squire, Sanders & Dempsey                  **

 10.1     Lease Agreement dated January 31, 1983 between        Incorporated by reference
          Earl H. Jones and Venture Educational Programs,       to exhibits to Form S-1
          Inc.                                                  filed July 1, 1987

 10.2     Lease Agreement dated April 1, 1984 between           Incorporated by reference
          McClintock Associates Limited Partnership, an         to exhibits to Form S-1
          Arizona limited partnership, and Venture              filed July 10, 1987
          Educational  Programs, Inc.




Exhibit                                                              Page Number or
Number                        Description                           Method of Filing
-------                       -----------                           ----------------
 10.3     Lease Agreement dated October 24, 1986 between        Incorporated by reference
          Peoria Investment Company, Inc. an Arizona            to exhibits to Form S-1
          corporation, and Sunrise Preschools, Inc., an         filed July 10, 1987
          Arizona corporation

 10.4     Lease Agreement dated October 16, 1986 between Sun    Incorporated by reference
          School I Limited Partnership, an Arizona limited      to exhibits to Form S-1
          partnership, and Sunrise Preschools, Inc., an         filed July 10, 1987
          Arizona corporation

 10.5     Lease Agreement dated April 1, 1986, between          Incorporated by reference
          Sunrise Partners, an Arizona corporation, and         to exhibits to Form S-1
          Sunrise Preschools, Inc., an Arizona corporation      filed July 10, 1987

 10.6     Lease Agreement dated February 5, 1987, between       Incorporated by reference
          Sun School II Limited Partnership, an Arizona         to exhibits to Form S-1
          limited partnership, and Sunrise Preschools, Inc.,    filed July 10, 1987
          an Arizona corporation

 10.7     Lease Agreement dated June 26, 1987, between Huber    Incorporated by reference
          Farm Service of Phoenix, Inc., an Arizona             to exhibits to Form S-1
          corporation, and Sunrise Preschools, Inc., a          filed July 10, 1987
          Delaware corporation

 10.8     Lease Agreement dated June 26, 1987, between Huber    Incorporated by reference
          Farm Service of Phoenix, Inc., an Arizona             to exhibits to Form S-1
          corporation, and Sunrise Preschools, Inc., a          filed July 10, 1987
          Delaware corporation

 10.9     Equipment Lease between James R. Evans and Sunrise    Incorporated by reference
          Preschools, Inc.                                      to exhibits to Form S-1
                                                                filed July 10, 1987

 10.10    Lease Agreement, dated July 29, 1988, between         Incorporated by reference
          Sunrise Preschools, Inc. and Investad, Inc.           to exhibits to Form 10-K
                                                                filed on or about October
                                                                31, 1988

 10.11    Lease Agreement, dated July 25, 1988, between         Incorporated by reference
          Sunrise Preschools, Inc., and LV Properties, an       to exhibits to Form 10-K
          Arizona general partnership                           filed on or about October
                                                                31, 1988


Exhibit                                                              Page Number or
Number                        Description                           Method of Filing
-------                       -----------                           ----------------
 10.12    Lease Agreement, dated May 12, 1988, between          Incorporated by reference
          Sunrise Preschools, Inc. and Jaymark Komer and        to exhibits to Form 10-K
          Eugene Victor Komer and Ruth Lena Komer, as           filed on or about October
          Trustees of the Komer Family Trust dated December     31, 1988
          30, 1980

 10.13    Lease Agreement, dated July 29, 1988, between         Incorporated by reference
          Sunrise Preschools, Inc. and Kailua Beach Center,     to exhibits to Form 10-K
          Inc.                                                  filed on or about October
                                                                31, 1988

 10.14    Lease Agreement, dated January 11, 1988, between      Incorporated by reference
          Sunrise Preschools, Inc. and Mercado Developers       to exhibits to Form 10-K
                                                                filed on or about October
                                                                30, 1989

 10.15    Amendment of Lease Agreement dated March 8, 1990      Incorporated by reference
          between Sunrise Preschools, Inc. and Jaymark Komer    to exhibits to Form 10-Q
          and Komer Family Trust dated May 12, 1988             filed on or about January
                                                                31, 1990

 10.16    Purchase Agreement and Registration Rights            Incorporated by reference
          Agreement dated April 6, 1990, between Sunrise        to exhibits to Form 8-K
          Preschools, Inc. and Lepercq Capital Management,      filed on or about April
          Inc.                                                  20, 1990

 10.17    Vehicle Use Agreement dated February 14, 1991         Incorporated by reference
          between Sunrise Preschools, Inc. and James R.         to exhibits to Form 10-K
          Evans                                                 filed on or about October
                                                                28, 1991

 10.18    Vehicle Use Agreement dated February 14, 1991         Incorporated by reference
          between Sunrise Preschools, Inc. and Barbara L.       to exhibits to Form 10-K
          Owens                                                 filed on or about October
                                                                28, 1991


Exhibit                                                                  Page Number or
Number                        Description                               Method of Filing
-------                       -----------                               ----------------
 10.19    Lease Agreement, dated July 1, 1991, between              Incorporated by reference
          Sunrise Preschools, Inc., and Maruni Arizona, Inc.        to exhibits to Form 10-K
                                                                    filed on or about
                                                                    October 28, 1991

 10.20    Purchase Agreement, dated November 18, 1991,              Incorporated by reference
          between Sunrise Preschools, Inc., LN Investment           to exhibits to Form 10-Q
          Capital Limited Partnership, Lepercq Investment           filed on or about
          Limited Partnership II and LN Investment Capital          December 16, 1991
          Limited Partnership II

 10.21    Amendment of Lease, dated July 22, 1992,  between         Incorporated by reference
          Sunrise Preschools, Inc. and Jaymark Komer and            to exhibits to Form 10-K
          Komer Family Trust                                        filed on or about October
                                                                    21, 1992


 10.22    Management Agreement, dated November 14, 1993,            Incorporated by reference
          between United Church of Christ and Sunrise               to exhibits to Form 10-KSB
          Preschools, Inc.                                          filed for the fiscal
                                                                    year ended July 31, 1994


 10.23    Vehicle Use Agreement dated June 15, 1993 between         Incorporated by reference
          Sunrise Preschools, Inc. and James R. Evans               to exhibits to Form 10-KSB
                                                                    filed on or about
                                                                    October 8, 1993

 10.24    Vehicle Use Agreement dated June 15, 1993 between         Incorporated by reference
          Sunrise Preschools, Inc. and Barbara L. Owens             to exhibits to Form 10-KSB
                                                                    filed on or about
                                                                    October 8, 1993

 10.25    Management Contract Agreement, dated January 4,           Incorporated by reference
          1993, between Charlie Siddle, a general                   to exhibits to Form 10-KSB
          partnership doing business as the La Mancha               filed on or about
          Racquet Club, and Sunrise Preschools, Inc.                October 8, 1993

 10.26    Term Sheet Agreement, dated December 7, 1992,             Incorporated by reference
          between Joy of Christ Lutheran Church and Sunrise         to exhibits to Form 10-KSB
          Preschools, Inc.                                          filed on or about
                                                                    October 8, 1993

Exhibit                                                               Page Number or
Number                        Description                            Method of Filing
-------                       -----------                            ----------------
 10.27    Agreement between Lutheran Church of Honolulu and     Incorporated by reference
          Sunrise Preschools, Inc., dated May 19, 1993          to exhibits to Form 10-KSB
                                                                filed on or about
                                                                October 8, 1993

 10.28    Contract Agreement, dated November 19, 1992,          Incorporated by reference
          between Phoenix Union High School District No. 210    to exhibits to Form 10-KSB
          and Sunrise Preschools, Inc.                          filed on or about
                                                                October 8, 1993

 10.29    Contract Renewal Agreement, dated July 1, 1993,       Incorporated by reference
          between Phoenix Union High School District No. 210    to exhibits to Form 10-KSB
          and Sunrise Preschools, Inc.                          filed on or about
                                                                October 8, 1993

 10.30    Employment Agreement between Sunrise Preschools,      Incorporated by reference
          Inc. and James R. Evans, dated October 15, 1993       to exhibits to Form 10-QSB
                                                                filed on or about
                                                                March 14, 1994

 10.31    Employment Agreement between Sunrise Preschools,      Incorporated by reference
          Inc. and Barbara L. Owens, dated October 15, 1993     to exhibits to Form 10 QSB
                                                                filed on or about
                                                                March 14, 1994

 10.32    Administrative Services Agreement, License, and       Incorporated by reference
          Equipment Lease, dated February 1, 1994, between      to the exhibits to Form
          Sunrise Preschools, Inc. and Preschool Services,      10-KSB for the fiscal
          Inc.                                                  year ended July 31, 1994

 10.33    Contract Renewal Agreement, dated June 20,  1994,     Incorporated by reference
          between Sunrise Preschools, Inc. and Phoenix Union    to the exhibits to Form
          High School District #210                             10-KSB for the fiscal
                                                                year ended July 31, 1994

 10.34    Contract Agreement, dated December 1, 1993,           Incorporated by reference
          between Sunrise Preschools, Inc. and the State of     to the exhibits to Form
          Hawaii Department of Human Services                   10-KSB for the fiscal
                                                                year ended July 31, 1994

Exhibit                                                               Page Number or
Number                        Description                            Method of Filing
-------                       -----------                            ----------------
 10.35    Preferred Shares Rights Agreement, dated February     Incorporated by reference
          10, 1995, between Sunrise Preschools, Inc. and        to exhibits to Form 8-K
          American Securities Transfer, Incorporated,           filed on or about
          including the Certificate of Designation of           February 10, 1995
          Rights, Preferences and Privileges of Series A
          Participating Preferred Stock, the form of Rights
          Certificate and the Summary of Rights attached
          thereto as Exhibits A, B and C, respectively.


 10.36    First Amendment to Employment Agreement between       Incorporated by reference
          Sunrise Preschools, Inc. and James R. Evans, dated    to the exhibits to Form
          September 16, 1994                                    10-QSB filed on or about
                                                                March 10, 1995


 10.37    First Amendment to Employment Agreement between       Incorporated by reference
          Sunrise Preschools, Inc. and Barbara L. Owens,        to the exhibits to Form
          dated September 16, 1994                              10-QSB filed on or about
                                                                March 10, 1995


 10.38    Loan Agreement dated January 24, 1995 between         Incorporated by reference
          Sunrise Preschools, Inc. and Bank One, Arizona, NA    to the exhibits to Form
          for the purchase of equipment                         10-QSB filed on or about
                                                                March 10, 1995


 10.39    Loan Agreement dated January 24, 1995 between         Incorporated by reference
          Sunrise Preschools, Inc. and Bank One, Arizona, NA    to the exhibits to Form
          for the purchase of vehicles                          10-QSB filed on or about
                                                                March 10, 1995


 10.40    Revolving Line of Credit Note and Loan Agreement      Incorporated by reference
          dated January 24, 1995 between Sunrise Preschools,    to the exhibits to Form
          Inc. and Bank One, Arizona, NA                        10-QSB filed on or about
                                                                March 10, 1995

 10.41    Acquisition Consulting and Investor Relations                      *
          Agreement between Sunrise Preschools, Inc. and
          Miller Capital Corporation, dated April 14, 1995


 10.42    Second Amendment to Employment Agreement between                   *
          Sunrise Preschools, Inc. and James R. Evans, dated
          May 4, 1995


 10.43    Second Amendment to Employment Agreement between                   *
          Sunrise Preschools, Inc. and Barbara L. Owens,
          dated May 4, 1995



Exhibit                                                               Page Number or
Number                        Description                            Method of Filing
-------                       -----------                            ----------------
 10.45    Form of Representatives' Warrants                                  **

 11       Computation of Per Share Earnings                                  *

 21       List of Subsidiaries                                               *

 23.1     Consent of Arthur Andersen LLP                                     *

 23.2     Consent of Squire, Sanders & Dempsey                  Included in Exhibit 5

 24       Power of Attorney                                     See Signature Page

__________________

*Filed herewith.
**To be filed by Amendment.